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                                                                     Exhibit 2.1






                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION

                                   DATED AS OF

                                  JUNE 12, 2003

                                  BY AND AMONG

                          RJL MARKETING SERVICES INC.,


                 ALL SHAREHOLDERS OF RJL MARKETING SERVICES INC.


                                       AND


                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.




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                                TABLE OF CONTENTS

SECTION 1:      GENERAL DEFINITIONS..........................................-1-
         1.1    BEST KNOWLEDGE...............................................-1-
         1.2    BUSINESS DAY.................................................-1-
         1.3    CODE.........................................................-1-
         1.4    ERISA........................................................-1-
         1.5    EXCHANGE ACT.................................................-1-
         1.6    FISCAL YEAR..................................................-1-
         1.7    GOVERNMENTAL AUTHORITY.......................................-2-
         1.8    GOVERNMENTAL REQUIREMENT.....................................-2-
         1.9    IRS..........................................................-2-
         1.10   LEGAL REQUIREMENTS...........................................-2-
         1.11   OWNERSHIP INTEREST...........................................-2-
         1.12   PERSON.......................................................-2-
         1.13   SEC..........................................................-2-
         1.14   SECTION......................................................-2-
         1.15   SECURITIES ACT...............................................-2-
         1.16   TAXES........................................................-3-

SECTION 2:      ACQUISITION .................................................-3-
         2.1    EXCHANGE OF SHARES...........................................-3-
         2.2    DESCRIPTION OF GUARDIAN PREFERRED STOCK......................-3-
         2.3    INCOME TAX CONSIDERATIONS....................................-3-
         2.4    COMPLIANCE WITH SECURITIES LAWS..............................-3-
         2.5    RESTRICTIVE LEGEND...........................................-3-

SECTION 3:      APPROVALS ...................................................-3-
         3.1    GUARDIAN BOARD OF DIRECTORS APPROVAL.........................-3-
         3.2    RJL BOARD OF DIRECTOR APPROVAL...............................-3-
         3.3    RJL SHAREHOLDER APPROVAL.....................................-4-
         3.4    SEC APPROVAL.................................................-4-

SECTION 4:      ADDITIONAL AGREEMENTS........................................-4-
         4.1    RJL FINANCIAL STATEMENTS.....................................-4-
         4.2    SPIN OFF.....................................................-4-
         4.3    RJL PRIVATE PLACEMENT........................................-5-
         4.4    DIAGNOS DISTRIBUTOR AGREEMENT................................-5-
         4.5    NOTIFICATION OF CERTAIN MATTERS..............................-5-
         4.6    FURTHER ACTION...............................................-5-
         4.7    PUBLIC ANNOUNCEMENTS.........................................-5-
         4.8    COOPERATION IN SECURITIES FILINGS............................-6-
         4.9    ADDITIONAL DOCUMENTS.........................................-6-


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SECTION 5:      CLOSING .....................................................-6-
         5.1    GENERAL PROCEDURE............................................-6-
         5.2    TIME AND PLACE...............................................-6-
         5.3    EFFECTIVE DATE OF CLOSING....................................-6-
         5.4    COVENANTS REGARDING CLOSING..................................-6-
         5.5    CONDITIONS TO OBLIGATION OF GUARDIAN.........................-7-
         5.6    CONDITIONS TO OBLIGATION OF RJL AND SHAREHOLDERS.............-9-
         5.7    SPECIFIC ITEMS TO BE DELIVERED AT THE CLOSING...............-11-
         5.8    ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS OF
                GUARDIAN AND RJL ...........................................-13-

SECTION 6:      REPRESENTATIONS AND WARRANTIES BY
                RJL AND SHAREHOLDERS .......................................-13-
         6.1    ORGANIZATION AND STANDING...................................-13-
         6.2    SUBSIDIARIES, ETC...........................................-13-
         6.3    QUALIFICATION...............................................-13-
         6.4    CORPORATE AUTHORITY.........................................-13-
         6.5    FINANCIAL STATEMENTS........................................-14-
         6.6    FINANCIAL INFORMATION.......................................-14-
         6.7    CAPITALIZATION OF THE CORPORATION...........................-14-
         6.8    TAXES.......................................................-14-
         6.9    NO ACTIONS, PROCEEDINGS, ETC................................-15-
         6.10   POST BALANCE SHEET CHANGES..................................-15-
         6.11   NO BREACHES.................................................-15-
         6.12   CONDITION OF THE CORPORATION'S ASSETS.......................-16-
         6.13   CORPORATE ACTS AND PROCEEDINGS..............................-16-
         6.14   REGISTERED RIGHTS AND PROPRIETARY INFORMATION...............-16-
         6.15   NO LIENS OR ENCUMBRANCES....................................-17-
         6.16   EMPLOYEE MATTERS............................................-18-
         6.17   LEGAL PROCEEDINGS AND COMPLIANCE WITH LAW...................-18-
         6.18   CONTRACT SCHEDULES..........................................-18-
         6.19   LABOR MATTERS...............................................-19-
         6.20   INSURANCE...................................................-19-
         6.21   ENVIRONMENTAL...............................................-19-
         6.22   DISCLOSURE OF INFORMATION...................................-21-
         6.23   REPRESENTATION AND WARRANTIES...............................-21-
         6.24   ABSENCE OF QUESTIONABLE PAYMENTS.............................-24

SECTION 7:      COVENANTS OF RJL ...........................................-21-
         7.1    PRESERVATION OF BUSINESS....................................-21-
         7.2    ORDINARY COURSE.............................................-23-
         7.3    NEGATIVE COVENANTS..........................................-23-
         7.4    ADDITIONAL COVENANTS........................................-23-
         7.5    ACCESS TO BOOKS AND RECORDS, PREMISES, ETC..................-23-
         7.6    COMPENSATION................................................-23-
         7.7    NO SOLICITATION.............................................-23-


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SECTION 8:      REPRESENTATIONS AND WARRANTIES OF GUARDIAN..................-24-
         8.1    ORGANIZATION AND STANDING...................................-21-
         8.2    SUBSIDIARIES, ETC...........................................-21-
         8.3    QUALIFICATION...............................................-21-
         8.4    CORPORATE AUTHORITY.........................................-21-
         8.5    SEC DOCUMENTS; FINANCIAL STATEMENTS.........................-25-
         8.6    CAPITALIZATION OF THE CORPORATION...........................-25-
         8.7    NO ACTIONS, PROCEEDINGS, ETC................................-26-
         8.8    TAXES.......................................................-26-
         8.9    POST BALANCE SHEET CHANGES..................................-26-
         8.10   NO BREACHES.................................................-31-
         8.11   CORPORATE ACTS AND PROCEEDINGS..............................-26-
         8.11   CORPORATE ACTS AND PROCEEDINGS..............................-27-
         8.12   REGISTERED RIGHTS AND PROPRIETARY INFORMATION...............-27-
         8.13   NO LIENS OR ENCUMBRANCES....................................-28-
         8.14   EMPLOYEE MATTERS............................................-28-
         8.15   CONTRACT SCHEDULES..........................................-33-
         8.16   LEGAL PROCEEDINGS AND COMPLIANCE WITH LAW...................-34-
         8.17   INSURANCE...................................................-35-
         8.18   ENVIRONMENTAL...............................................-35-
         8.19   DISCLOSURE OF INFORMATION...................................-36-
         8.20   REPRESENTATIONS AND WARRANTIES..............................-36-
         8.21   ABSENCE OF QUESTIONABLE PAYMENTS............................-36-

SECTION 9:      COVENANTS OF GUARDIAN.......................................-29-
         9.1    PRESERVATION OF BUSINESS....................................-29-
         9.2    ORDINARY COURSE.............................................-29-
         9.3    NEGATIVE COVENANTS..........................................-29-
         9.4    ADDITIONAL COVENANTS........................................-30-
         9.5    ACCESS TO BOOKS AND RECORDS, PREMISES, ETC..................-30-
         9.6    COMPENSATION................................................-39-
         9.7    NO SOLICITATION.............................................-39-
         9.8    DELIVERY OF ADDITIONAL FILINGS; ADDITIONAL ACCESS...........-31-

SECTION 10:     REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS..............-31-
         10.1   SHARE OWNERSHIP.............................................-31-
         10.2   RIGHTS OWNERSHIP............................................-31-
         10.3   RESTRICTION ON FUTURE TRANSFER..............................-31-
         10.4   UNREGISTERED STOCK..........................................-31-
         10.5   STOCK ACQUIRED FOR INVESTMENT; LIMITATIONS ON DISPOSITIONS..-31-



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SECTION 11:     TERMINATION.................................................-31-
         11.1   TERMINATION.................................................-31-
         11.2   EFFECT OF TERMINATION.......................................-31-
         11.3   TERMINATION FEE.............................................-31-

SECTION 12:     INDEMNIFICATION.............................................-32-
         12.1   INDEMNIFICATION COVENANTS OF GUARDIAN.......................-32-
         12.2   INDEMNIFICATION COVENANTS OF RJL............................-33-
         12.3   INDEMNIFICATION COVENANTS OF HOLDINGS.......................-33-
         12.4   LIMITATION ON CLAIMS AND LIABILITY..........................-44-
         12.5   METHOD OF ASSERTING CLAIMS..................................-44-

SECTION 13:     NONDISCLOSURE OF CONFIDENTIAL INFORMATION...................-34-
         13.1   NONDISCLOSURE OF CONFIDENTIAL INFORMATION...................-34-
         13.2   NO PUBLICITY................................................-35-

SECTION 14:     EXPENSES....................................................-35-

SECTION 15:     MISCELLANEOUS...............................................-36-
         15.1   ATTORNEY'S FEES.............................................-36-
         15.2   NO BROKERS..................................................-36-
         15.3   SURVIVAL AND INCORPORATION OF REPRESENTATIONS...............-36-
         15.4   INCORPORATION BY REFERENCE..................................-36-
         15.5   PARTIES IN INTEREST.........................................-36-
         15.6   AMENDMENTS AND WAIVERS......................................-36-
         15.7   WAIVER......................................................-36-
         15.8   GOVERNING LAW - CONSTRUCTION................................-37-
         15.9   REPRESENTATIONS AND WARRANTIES..............................-37-
         15.10  NOTICES.....................................................-37-
         15.11  FAX/COUNTERPARTS............................................-38-
         15.12  CAPTIONS....................................................-38-
         15.13  SEVERABILITY................................................-38-
         15.14  GOOD FAITH COOPERATION AND ADDITIONAL DOCUMENTS.............-38-
         15.15  SPECIFIC PERFORMANCE........................................-38-
         15.16  ASSIGNMENT..................................................-39-
         15.17  TIME........................................................-39-



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


                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into effective this 12th day of June, 2003, by and among GUARDIAN TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation, ("Guardian") and RJL MARKETING SERVICES INC., a Delaware corporation, ("RJL") and each of the undersigned shareholders of RJL who own one hundred percent (100%) of the issued and outstanding shares of RJL (such shareholders shall hereafter collectively be referred to as "Shareholders").

                                   WITNESSETH

         WHEREAS, Shareholders are the record and beneficial owners of one hundred percent (100%) of the issued and outstanding shares of RJL (the "Shares"); and

         WHEREAS, Guardian desires to acquire RJL (the "Acquisition") through the acquisition of the Shares in consideration of the issuance of shares of common stock, $.001 par value, and preferred stock, $.20 par value, of Guardian; and

         WHEREAS, the parties intend this Agreement to be a Plan of Reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder; and

         WHEREAS, the parties entered into an Agreement and Plan of Reorganization, dated effective as of May 1, 2003 (the "Original Agreement and Plan of Reorganization"), and amended the Original Agreement Plan of Reorganization pursuant to the terms of Amendment Agreements, dated May 6, May 15, and June 6, 2003, the effect of which Amendment Agreements was to extend the closing date of the Acquisition to June 30, 2003.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, the parties agree as follows:

SECTION 1: GENERAL DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         1.1 BEST KNOWLEDGE. "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the Person exercised reasonable diligence. When used with respect to a Person other than a natural person, the

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term "Best Knowledge" shall include matters that are known or should have known as the result of the exercise of reasonable diligence by the current directors and executive officers of the Person.

         1.2 BUSINESS DAY. "Business Day" means any day which is not a Saturday, Sunday or a permitted or required bank holiday in Denver, Colorado.

         1.3 CODE. "Code" means the Internal Revenue Code of 1986, as amended.

         1.4 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.5 EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.6 FISCAL YEAR. "Fiscal Year" shall mean a twelve-month period beginning December 31.

         1.7 GOVERNMENTAL AUTHORITY. "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any division or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

         1.8 GOVERNMENTAL REQUIREMENT. "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

         1.9 IRS. "IRS" means the Internal Revenue Service.

         1.10 LEGAL REQUIREMENTS. "Legal Requirements" means applicable common law and any statute, ordinance, code or other laws, rule, regulation, order, technical or other standard, requirement, judgment, or procedure enacted, adopted, promulgated, applied or followed by any governmental authority, including, without limitation, any order, decree, award, verdict, findings of fact, conclusions of law, decision or judgment, whether or not final or appealable, of any court, arbitrator, arbitration board or administrative agency.

         1.11 OWNERSHIP INTEREST. "Ownership Interest" shall mean any form of direct or indirect interest in the ownership, equity or profits of RJL or Guardian, whether certificated or non-certificated, issued or unissued,


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contingent or otherwise, including, without limitation, the following: shares, or the right thereto, executory rights to receive shares, options, warrants, instruments or obligations convertible into shares or profit interests.

         1.12 PERSON. "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

         1.13 SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         1.14 SECTION. Unless otherwise stated herein, the term "Section" when used in this Agreement shall refer to the Sections of this Agreement.

         1.15 SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.16 TAXES. "Tax" and "Taxes" shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.


SECTION 2: ACQUISITION

         2.1 EXCHANGE OF SHARES. Subject to the terms and conditions hereinafter set forth, on the Closing Date (as hereinafter defined), the Shareholders of RJL shall deliver to Guardian, and Guardian shall accept from Shareholders, certificates representing an aggregate of Nine Thousand One Hundred and Five (9,105) shares of the outstanding common stock, no par value, of RJL, which shares shall represent one hundred percent (100%) of the issued and outstanding common stock and equity securities of RJL (the "RJL Common Stock"). In exchange for the RJL Common Stock, Guardian shall issue and deliver to the Shareholders at Closing, pro rata and proportionately, an aggregate of Five Million Five Hundred and Eleven Thousand Five Hundred (5,511,500) shares of common stock, $.001 par value per share, of Guardian (the "Guardian Common Stock"), and an aggregate of Four Thousand and Ninety Seven (4,097) shares of Guardian Series A Convertible Preferred Stock, $.20 par value per share (the "Guardian Preferred Stock") (hereafter the Guardian Common Stock and Guardian Preferred Stock shall collectively be referred to as the "Exchange Shares"). (Hereafter the exchange of the RJL Common Stock for the Exchange Shares shall be referred to as the "Exchange" or the "Acquisition.")

         2.2 DESCRIPTION OF GUARDIAN PREFERRED STOCK. Guardian shall designate 6,000 of its authorized but unissued shares of preferred stock as Guardian Preferred Stock. The relative rights, preferences and designations of the


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Guardian Preferred Stock shall be as set forth on the Certificate of Designation substantially in the form of Exhibit 2.2 hereto. The Certificate of Designations shall be filed with the Delaware Secretary of State concurrently with the Closing, as hereinafter defined, as a Certificate of Amendment to the Certificate of Incorporation of Guardian. The relative rights and preferences of holders of the Guardian Preferred Stock shall be as follows:

                  STATED VALUE.     $.20 per share

                  LIQUIDATION PREFERENCE:   $.20 per share

                  VOTING RIGHTS: Holders of the Guardian Preferred Stock shall be entitled to one (1) vote for each share of Guardian Common Stock into which the Guardian Preferred Stock is convertible (notwithstanding the condition for automatic conversion provided hereinbelow has not been met) on any matter presented to a vote of the shareholders of Guardian until the expiration of two
(2) years from the Closing Date, unless sooner converted into shares of Common Stock. After two (2) years following the Closing Date, the holders of outstanding shares of Guardian Preferred Stock shall have no voting rights except as required by the Delaware General Corporation Law ("DGCL").

                  DIVIDENDS. Holders of outstanding shares of Guardian Preferred Stock shall not be entitled to receive any dividends thereon and shall not be entitled to participate in any dividends declared and paid on outstanding shares of Guardian Common Stock.

                  REDEMPTION. Guardian shall have no option or right to redeem any outstanding shares of Guardian Preferred Stock; and the holders of outstanding shares of Guardian Preferred Stock shall have no right to compel Guardian to purchase or redeem any such shares.

                  CONVERSION. Each share of Guardian Preferred Stock shall automatically convert into one thousand (1,000) shares of Guardian Common Stock immediately upon Guardian achieving from continuing operations at any time during the two-year period commencing immediately following the Closing Date an aggregate Earnings Before Income Taxes Depreciation and Amortization ("EBITDA") of $2,500,000. The EBITDA of $2.5 million shall be evidenced by Guardian's financial statements filed with the SEC in reports prepared and filed under
Section 13 of the Exchange Act. Except for such automatic conversion, the Guardian Preferred Stock shall not be convertible into and the holders of Guardian Preferred Stock shall have no right to convert such shares into shares of Guardian Common Stock.

         2.3 INCOME TAX CONSIDERATIONS. It is the intention of the parties hereto that the exchange of stock contemplated by this Agreement will qualify for treatment as a tax-free reorganization under Section 368(a)(1)(B) of the


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Internal Revenue Code of 1986, as amended, and the parties hereby agree to undertake all reasonable actions necessary both before and after the consummation of the Exchange to effect such treatment.

         2.4 COMPLIANCE WITH SECURITIES LAWS. The Exchange provided for in this
Section 2 shall be undertaken in reliance upon an exemption from the registration requirements contained in Section 5 of the Securities Act contained in Section 4(2) and/or Rule 506 of Regulation D. The Exchange Shares shall be "restricted securities" within the meaning of Rule 144 under the Securities Act. Guardian shall take such actions as may be necessary or advisable in order to consummate the Exchange in conformity with applicable laws including, without limitation, federal and state securities laws; and RJL, together with its directors and officers, agrees to take such actions as may be necessary or advisable upon the reasonable request of Guardian to consummate the Exchange in conformity with such Legal Requirements.

         2.5 RESTRICTIVE LEGEND. Certificates representing the Exchange Shares to be issued to the Shareholders shall bear a legend in substantially the following form:

                           The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, (the "Act") or any state securities laws (the "State Acts"), and are restricted securities. The restricted securities have been acquired for the holder's own account and not with a view to distribute them. Restricted securities must be held indefinitely and may not be sold or otherwise transferred unless they are subsequently registered under said Act and any applicable State Acts or an exemption from such registration is available.


SECTION 3: APPROVALS

         3.1 GUARDIAN BOARD OF DIRECTORS APPROVAL. Subject to the provisions hereof, the Board of Directors of Guardian shall, by written unanimous consent, approve the Exchange and the transactions provided for or contemplated by this Agreement; provided, however, that such approval shall be subject to their satisfaction that the issuance of the Exchange Shares to the Shareholders shall be and is exempt from the registration requirements of the Securities Act, is undertaken without violation of the anti-fraud provisions of the Securities Act and has been consummated in conformity with all other applicable Legal Requirements.

         3.2 RJL BOARD OF DIRECTORS APPROVAL. Subject to the provisions hereof, the Board of Directors of RJL shall, by written unanimous consent, approve the Exchange and the transactions provided for or contemplated by this Agreement; provided, however, that such approval shall be subject to their satisfaction that the issuance of the Exchange Shares to the Shareholders shall be and is exempt from the registration requirements of the Securities Act, is undertaken without violation of the anti-fraud provisions of the Securities Act and has been consummated in conformity with all other applicable Legal Requirements.


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

         3.3 RJL SHAREHOLDER APPROVAL. As promptly as practicable after the date hereof, RJL shall take all action necessary or appropriate under the DGCL, and its Certificate of Incorporation and By-Laws, to obtain the approval of its Shareholders of the Exchange and the other transactions provided for or contemplated by this Agreement. Such approval shall be obtained in conformity with all applicable Legal Requirements.

         3.4 SEC APPROVAL. If Guardian together with its legal counsel determines that it is required, as promptly as practicable after the date hereof, Guardian shall exercise reasonable effort to prepare and file with the SEC, and mail to its shareholders of record, an information statement conforming to the requirements of Rule 14f-1 under the Exchange Act (the "14f-1 Filing"). It shall be a condition precedent to the obligation of the parties to consummate the Exchange that the 14f-1 Filing be cleared by the SEC and mailed to the Guardian shareholders of record in conformity with Rule 14f-1 under the Exchange Act and other applicable Legal Requirements.

SECTION 4: ADDITIONAL AGREEMENTS

         4.1 RJL FINANCIAL STATEMENTS. RJL has delivered to Guardian copies of unaudited balance sheets and income statements for the period from inception through December 31, 2002, and for the interim period ended March 31, 2003 (the "RJL Financial Statements"). The RJL Financial Statements (including any related schedules and/or notes), show all liabilities, direct or contingent, required at the time of preparation to be shown in accordance with generally accepted accounting principles ("GAAP") and fairly present the financial position and results of operations of RJL as of the date thereof and for the periods indicated in accordance with GAAP, consistently applied. Except as otherwise disclosed herein, RJL has no liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, whether due or to become due) except those set forth on the RJL Financial Statements and current liabilities (determined in accordance with GAAP) incurred since the date of the RJL Financial Statements in the ordinary course of business consistent with past practice. As promptly as practicable following the execution of this Agreement, RJL shall engage the services of an independent auditing firm (the "Auditor"), to prepare financial statements of RJL as well as financial statements of any affiliates or subsidiaries of RJL (hereafter collectively the "Audited Financial Statements"). At the Closing, RJL shall deliver to Guardian a certificate executed by the Auditor engaged to prepare the RJL Audited Financial Statements that it has examined the financial books and records of RJL and has determined that the RJL financial statements can and will be audited and a report thereon issued without condition or qualification in accordance with the requirements of Regulation SB, Item 310 under the Securities Act. The Audited Financial Statements shall conform in all respects to the requirements of Regulation SB, Item 310 under the Securities Act and shall include, at a minimum, audited balance sheets as of December 31, 2002, audited statements of


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operation and statements of cash flow for the period from inception to December
31, 2002, and audited statements of stockholders' equity at December 31, 2002. The Financial Statements to be prepared following the Closing shall also include unaudited balance sheets at March 31, 2003 and unaudited statements of operations and statements of cash flow for the interim period ended March 31, 2003 (the "Unaudited Interim Financial Statements") and pro forma financial information ("Pro Forma Financial Information") in accordance with the requirements of Regulation SB, Item 310. RJL covenants and agrees to cause the Audited Financial Statements, Unaudited Interim Financial Statements and Pro Forma Financial Information to be prepared immediately following the Closing and to be filed with the SEC under cover of Form 8-K in accordance and conformity with the requirements of such form, applicable SEC rules and other Legal Requirements. RJL agrees to indemnify, defend and hold harmless Guardian, Black Mountain Holdings, as defined in Section 4.2 below, and their respective past and present officers and directors from any debt, damage, liability or obligation whatsoever arising from any failure on the part of RJL to prepare the Audited Financial Statements and Unaudited Interim Financial Statements, and Pro Forma Financial Information and to file same with the SEC under cover of Form 8-K in conformity with all applicable Legal Requirements. All costs and expenses incurred in connection with the preparation of the RJL Financial Statements, and the Audited and Unaudited Financial Statements, including fees and disbursements of the Auditor, shall be borne exclusively by RJL.

         4.2 SPIN-OFF. Prior to and as a condition to Closing, Guardian shall transfer to a newly-formed wholly-owned subsidiary, Black Mountain Holdings, Inc., a Delaware corporation ("Black Mountain Holdings") all of its assets (the "Guardian Assets") subject to all of its liabilities (the "Guardian Liabilities") in a reorganization under Section 351 of the Code. Guardian Holdings shall assume the Guardian Liabilities and shall agree to defend, indemnify and hold harmless Guardian and its successors and assigns from any obligation with respect to said Guardian Liabilities and from any and all liabilities, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages, and expenses, including but not limited to reasonable attorney's fees, sustained by Guardian and RJL and their Affiliates in connection with the spin-off.. In exchange for the Guardian Assets and Guardian Liabilities, Black Mountain Holdings shall issue to Guardian a total of approximately 2,150,000 shares of Black Mountain Holdings common stock (the "Spin-off Shares"). The Spin-off Shares shall be transferred to a spin-off trust for the benefit of the pre-Exchange Guardian shareholders. As soon as practicable following the dropdown of the Guardian Assets and Guardian Liabilities into Black Mountain Holdings, Black Mountain Holdings shall prepare and file with the SEC a registration statement ("Spin-off Registration Statement") registering the distribution of the Spin-off Shares to the pre-Exchange Guardian shareholders, pro rata, pursuant to which the pre-Exchange Guardian shareholders shall receive, in the nature of a dividend, one share of Black Mountain Holdings common stock for each share of Guardian common stock owned as of the record date of the spin-off. All legal, audit and registration and other costs incurred in connection with the spin-off of Black Mountain Holdings shall be borne by Black Mountain Holdings. In the event that the Spin-off Registration Statement is not declared effective by the SEC within two years from the date of Closing or is withdrawn at the request or suggestion of the SEC, Black Mountain Holdings shall be dissolved, its assets disposed of, its liabilities discharged and any remaining assets distributed to the pre-Exchange Guardian shareholders.

         4.3 RJL PRIVATE PLACEMENT. As soon as practicable following the execution of this Agreement, and contemporaneous with the Closing , RJL agrees to effect a private offering of shares of Guardian common stock exclusively to persons who qualify as "accredited investors" within the meaning of Rule 501(a) of Regulation D (the "RJL Private Placement"). The RJL Private Placement shall raise gross proceeds of not less than $500,000 at a price equal to $0.50 per share of Guardian common stock, and its consummation shall be contingent upon consummating the Exchange. The RJL Private Placement shall be undertaken without registration under the Securities Act in reliance upon an exemption from such registration requirements contained in Section 4(2) of the Securities Act and/or Regulation D thereunder, or Regulation S under the Securities Act, as may be applicable. RJL agrees to undertake the RJL Private Placement in conformity with all applicable Legal Requirements including, without limitation, applicable federal and state securities laws. The completion of the RJL Private Placement shall be a condition precedent to the obligations of the parties to consummate the Exchange.

         4.4 DIAGNOS DISTRIBUTOR AGREEMENT. At or prior to Closing, RJL shall execute and deliver a definitive Distributor Agreement between RJL, on the one hand, and Diagnos, Inc., a Canadian corporation, on the other hand, with such amendments thereto as the parties shall agree in writing prior to Closing (the "Diagnos Distributor Agreement"), pursuant to which RJL shall have been granted certain exclusive reseller rights with regard to the United States government and United States bio/medical market, and with regard to certain products developed by Diagnos. The provisions, terms and conditions of the Diagnos Distributor Agreement shall be reasonably satisfactory in all respects to RJL and Guardian and their respective legal counsel and advisors. The execution and delivery of the Diagnos Distributor Agreement shall be a condition precedent to the obligations of the parties to consummate the Exchange.

         4.5 NOTIFICATION OF CERTAIN MATTERS. RJL shall give prompt notice to Guardian and Guardian shall give prompt notice to RJL of (i) the occurrence or non-occurrence of any event which would cause any representation or warranty made by the respective parties in this Agreement to be materially untrue or inaccurate and (ii) any failure of Guardian or RJL, as the case may be, to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and, provided further, that the failure to give such notice shall not be treated as a breach of covenant for the purposes of this Agreement unless the failure to give such notice results in material prejudice to the other party.

         4.6 FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

         4.7 PUBLIC ANNOUNCEMENTS. RJL and Guardian shall consult with each other before issuing any press release or other public statement with respect to the Acquisition, the spin off or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by law if it has used reasonable efforts to first consult with the other party.

         4.8 COOPERATION IN SECURITIES FILINGS. RJL shall provide such information regarding RJL, its business, its officers, directors and affiliates, as is reasonably required by Guardian for purposes of preparing any notices, reports and other filings with the SEC. Moreover, following the Closing, J. Andrew Moorer, the Chief Executive Officer and Chief Financial Officer of Guardian, and Black Mountain Holdings (as hereinafter defined) and its auditor (and the current auditor of Guardian) shall provide such information as RJL shall reasonably request for the purpose of preparing any notices, reports and other filings by Guardian with the SEC, including but not limited to, in connection with the preparation of any financial statements required to be filed under the Exchange Act or Securities Act by Guardian and shall provide reasonable access to the books and records of Black Mountain Holdings (as hereinafter defined) and its Affiliates solely to enable Guardian to comply with its SEC periodic and other filing requirements. Guardian shall be responsible for any fees, expenses or other charges billed or assessed by Guardian's auditor for complying with RJL's request for information.

         4.9 ADDITIONAL DOCUMENTS. The parties shall deliver or cause to be delivered such documents or certificates as may be necessary, in the reasonable opinion of counsel for either of the parties, to effectuate the transactions provided for in this Agreement. If at any time the parties or any of their respective successors or assigns shall determine that any further conveyance, assignment or other document or any further action is necessary desirable to further effectuate the transactions set forth herein or contemplated hereby, the parties and their officers, directors and agents shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions.

SECTION 5: CLOSING

         5.1 GENERAL PROCEDURE. Subject to the terms and conditions hereinafter set forth, at the Closing each party shall deliver such documents, instruments and materials as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for each party.

         5.2 TIME AND PLACE. Upon the terms and subject to the conditions set forth in this Agreement, the Exchange transactions contemplated by Section 2.1 shall be consummated and closed (the "Closing") at a time and place to be determined by mutual agreement on or before five business days after the date on which the conditions set forth in Sections 5.5 and 5.6 hereinbelow shall have been satisfied or waived or such other time, date and place as the parties shall agree upon but in any event no later than June 30, 2003, unless extended with the mutual consent of the parties (the date of the Closing being herein referred to as the "Closing Date").

         5.3 EFFECTIVE DATE OF CLOSING. Notwithstanding any other provision of this Agreement, the parties stipulate and agree that the effective date of Closing and the effective date of Exchange shall be no later than April 30, 2003.

         5.4 COVENANTS REGARDING CLOSING. RJL and Guardian each hereby covenant and agree that they shall (i) use reasonable efforts to cause any amendments to their respective Exhibits to be prepared and exchanged with the other party, and its legal counsel, prior to Closing , except to the extent the express terms of this Agreement provide for a different time period for such delivery to be accomplished, (ii) use reasonable efforts to cause all of their respective representations and warranties set forth in this Agreement, and Exhibits hereto, to be true on and as of the Closing Date, (iii) use reasonable efforts to cause all of their respective obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iv) use reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (v) use reasonable efforts to deliver to each other at the Closing the certificates, updated lists, notices, consents, authorizations, approvals, agreements, transfer documents, receipts and amendments required hereby (with such additions or exceptions to such items as are necessary to make the statements set forth in such items true and correct, provided that if any such additions or exceptions cause any of the conditions to its respective obligations hereunder as set forth herein below not to be performed, satisfied or fulfilled, such additions and exceptions shall in no way limit the rights of the parties hereto to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

         5.5 CONDITIONS TO OBLIGATION OF GUARDIAN. The obligation of Guardian to complete the Exchange on the Closing Date on the terms set forth in this Agreement is, at the option of Guardian, subject to the satisfaction or written waiver by Guardian of each of the following conditions:

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by RJL in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date in which case they shall have been true and correct as of such earlier date.

                  (b) COMPLIANCE WITH COVENANTS. All covenants which RJL is required to perform, satisfy or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects.

                  (c) CORPORATE APPROVALS. Any action required to be taken by the Board of Directors of RJL or its Shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

                  (d) CONSENTS AND APPROVALS. To the extent that any material lease, mortgage, deed of trust, contract or agreement to which RJL is a party shall require the consent of any person to the Exchange or any other transaction provided for herein, such consent shall have been obtained and Guardian shall have received reasonably satisfactory evidence thereof; provided, however, that RJL shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by Guardian to the extent that such condition otherwise has an effect on Guardian. Guardian shall have been furnished with evidence satisfactory to it of the timely consent or approval of, filing with or notice to, each Governmental Authority or Person which in the good faith judgment of Guardian is necessary or required with respect to the execution and delivery by RJL and the consummation by RJL of the transactions contemplated hereby.

                  (e) REVIEW AND DUE DILIGENCE. Guardian, its investment bankers, legal counsel and/or auditors shall have had the opportunity to complete, and shall have completed, a satisfactory due diligence investigation of RJL, together with a satisfactory review of RJL's corporate status and RJL's property, all of which shall be satisfactory in form and substance to Guardian in its sole discretion.

                  (f) NO LITIGATION, ETC. No action, investigation, litigation or arbitration or proceeding by or before any Governmental Authority, or before any arbitral, mediation panel or tribunal of any kind shall have been instituted or threatened (i) to restrain or prohibit the transactions contemplated by this Agreement, or (ii) to claim that the consummation of any such transaction is illegal or (iii) which, if determined adversely, would effect adversely Guardian or RJL following consummation of the transactions contemplated hereby and RJL shall have delivered to Guardian a certificate dated as of the Closing Date and executed by RJL, stating that to its Best Knowledge, no such items exist. No governmental authority or arbitral, mediation panel or tribunal of any kind shall have taken any other action as a result of which the management of Guardian, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

                  (g) NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, property or assets of RJL shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to RJL hereto has occurred, and RJL shall have delivered to Guardian a certificate dated as of the Closing Date to such effect.

                  (h) UPDATE OF CONTRACTS. RJL shall have delivered to Guardian an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibit 6.8 entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the businesses or the assets of RJL entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "RJL New Contracts"). Guardian shall have had the opportunity to review and approve the RJL New Contracts of the other, and any of the Companies shall have the right to delay the Closing for up to ten (10) days if it in its sole discretion deems such delay necessary to enable it to adequately review the RJL New Contracts.

                  (i) NO ADVERSE INFORMATION. The investigations with respect to RJL, the assets and the respective businesses of RJL, performed by Guardian's respective professional advisors and other representatives shall not have revealed any information concerning RJL, its assets, liabilities or its business that has not been made known to Guardian, in writing prior to the date of this Agreement and that, in the opinion of such party and its advisors, materially and adversely affects the business or assets of the other party or the viability of the transaction contemplated by this Agreement.

                  (j) ORDINARY COURSE OF BUSINESS. During the period from the date of this Agreement until the Closing Date, RJL shall have carried on its business in the ordinary and usual course, and shall have delivered to Guardian a certificate to that effect.

                  (k) LIENS. RJL shall have delivered to Guardian a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the party is qualified to or is doing business or owns material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens ("Liens") affecting any of its business or assets, except for such liens as may be acceptable to Guardian.

                  (l) APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved by NEUMAN & DRENNEN, LLC, counsel to Guardian.

                  (m) OTHER DOCUMENTS. RJL shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Guardian or its attorneys may have reasonably requested.

                  (n) COMPLIANCE WITH SECURITIES LAWS. Guardian shall have undertaken all actions necessary or advisable to consummate the Exchange and the spin-off of the Spin-off Shares to a spin-off trust, in conformity with all Governmental Requirements including, without limitation, applicable federal and state securities laws.

                  (o) SHAREHOLDER SUBSCRIPTION AGREEMENTS AND ASSIGNMENTS. At Closing, one hundred percent (100%) of the combined voting power of the issued and outstanding shares of RJL Common Stock shall have been delivered for exchange pursuant to Section 2 of this Agreement. Surrendering RJL Shareholders shall have executed and delivered to Guardian Assignments and Subscription Agreements substantially in the form of Exhibit 5.5(o) hereto assigning to Guardian their RJL Common Stock.

                  (p) FINANCIAL ADVISORY FEES. At or prior to Closing, all obligations or commitments of Guardian and RJL to their respective financial advisors and investment bankers shall have been paid, provided for or otherwise satisfied upon terms satisfactory to the parties, and Guardian and RJL shall each have been delivered and received such written consents, approvals, estoppel certificates or other instruments or undertakings from its advisors or other third parties as each may deem reasonable, necessary or advisable.

                  (r) Reserved.

                  (s) RJL AUDITOR CERTIFICATE AND FINANCIAL STATEMENTS. The RJL Auditor Certificate and RJL Financial Statements described in Section 4.1 shall have been completed and shall be in a form and substance satisfactory to Guardian.

                  (t) RJL PRIVATE PLACEMENT. RJL shall have completed in escrow subject to Closing the RJL Private Placement and shall have received and collected in escrow gross proceeds therefrom in an amount not less than $500,000.

                  (u) DIAGNOS DISTRIBUTOR AGREEMENT. RJL shall have executed and delivered the Diagnos Distributor Agreement as amended in form reasonably satisfactory to RJL and Guardian and their respective legal counsel and their advisors.

         5.6 CONDITIONS TO OBLIGATION OF RJL AND SHAREHOLDERS. The obligations of RJL and Shareholders on the Closing Date under the terms set forth in this Agreement are, at the option of RJL and Shareholders, subject to the satisfaction or written waiver by RJL and Shareholders of each of the following conditions:

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Guardian in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date in which case they shall have been true and correct as of such earlier date.

                  (b) COMPLIANCE WITH COVENANTS. All covenants which Guardian is required to perform, satisfy or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects.

                  (c) CORPORATE APPROVALS. Any action required to be taken by the Board of Directors of Guardian and shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the spin off of Black Mountain Holdings shares to a spin-off trust (and subject to subsequent registration of the spin-off under the Securities Act as contemplated by Section
4.2 hereinabove) shall have been duly and validly taken.

                  (d) CONSENTS AND APPROVALS. To the extent that any material lease, mortgage, deed of trust, contract or agreement to which Guardian is a party shall require the consent of any person to the exchange of Guardian's shares of Common Stock or any other transaction provided for herein, such consent shall have been obtained and RJL shall have received reasonably satisfactory evidence thereof; provided, however, that Guardian shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by RJL to the extent that such condition otherwise has an effect on RJL or Guardian. RJL shall have been furnished with evidence satisfactory to it of the timely consent or approval of, filing with or notice to, each Governmental Authority or Person which in the good faith judgment of RJL is necessary or required with respect to the execution and delivery by Guardian and the consummation by Guardian of the transactions contemplated hereby.

                  (e) REVIEW AND DUE DILIGENCE. RJL, its investment bankers, legal counsel and/or auditors shall have had the opportunity to complete, and shall have completed, a satisfactory due diligence investigation of Guardian, its assets and liabilities, together with a satisfactory review of Guardian's corporate status and the marketability of title to Guardian's property, all of which shall be satisfactory in form and substance to RJL in its sole discretion. In connection therewith, immediately following the execution of this Agreement, Guardian shall provide RJL and its counsel a Schedule 5.6(e), dated March 31, 2003, setting forth in reasonable detail all liabilities, obligations, expenses, claims, and similar items accrued or provided for on the books of Guardian but not paid, satisfied or discharged as of such date, and shall provide an update of such schedule dated as of the date immediately prior to the Closing Date. In addition, at or prior to Closing, Guardian shall provide to RJL evidence that all such liabilities, obligations, expenses, claims, or similar items accrued but not paid, satisfied or discharged have been so paid, satisfied or discharged by Guardian or assumed by Black Mountain Holdings prior to Closing.

                  (f) NO LITIGATION, ETC. No action, investigation, litigation or arbitration or proceeding by or before any Governmental Authority, or before any arbitral, mediation panel or tribunal of any kind shall have been instituted or threatened (i) to restrain or prohibit the transactions contemplated by this

Agreement or (ii) to claim that the consummation of any such transaction is illegal or (iii) which, if determined adversely, would effect adversely Guardian or RJL following consummation of the transactions contemplated hereby and the Corporation shall have delivered to RJL a certificate dated as of the Closing Date and executed by Guardian , stating that to its Best Knowledge, no such items exist. No Governmental Authority or arbitral or mediation panel or tribunal of any kind shall have taken any other action as a result of which the management of RJL, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

                  (g) NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, property, assets or liabilities of Guardian shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to Guardian has occurred, and Guardian shall have delivered to RJL a certificate dated as of the Closing Date to such effect.

                  (h) NO ADVERSE INFORMATION. The investigations with respect to Guardian, the assets, liabilities and their respective businesses performed by RJL's respective professional advisors and other representatives shall not have revealed any information concerning Guardian, its assets, liabilities or business that has not been made known to RJL, in writing prior to the date of this Agreement and that, in the opinion of RJL and its advisors, materially and adversely affects the business, liabilities or assets of Guardian or the viability of the transactions contemplated by this Agreement.

                  (i) ORDINARY COURSE OF BUSINESS. During the period from the date of this Agreement until the Closing Date, Guardian shall have undertaken no material business operations and shall have delivered to RJL a certificate to that effect.

                  (j) APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved as to substance and form by Babirak, Albert, Vangellow & Carr, P.C., counsel to RJL.

                  (k) OTHER DOCUMENTS. Guardian shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as RJL or its attorneys may have reasonably requested.

                  (l) COMPLIANCE WITH SECURITIES LAWS. Guardian shall otherwise have undertaken all actions necessary or advisable to consummate the RJL Private Placement and the Exchange in conformity with all Governmental Requirements, including, without limitation, applicable federal and state securities laws.

                  (m) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Exchange shall be in effect.

                  (n) RJL PRIVATE PLACEMENT. RJL shall have completed in escrow subject to Closing the RJL Private Placement and shall have received and collected in escrow gross proceeds therefrom in an amount not less than $500,000.

                  (o) DIAGNOS DISTRIBUTOR AGREEMENT. RJL shall have executed and delivered the Diagnos Distributor Agreement in form reasonably satisfactory to RJL and Guardian and their respective legal counsel.

                  (p) LIENS. Guardian shall have delivered to RJL a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the party is qualified to or is doing business or owns material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens ("Liens") affecting any of its business or assets, except for such liens as may be acceptable to RJL.

                  (q) SPIN- OFF. The spin-off of the Black Mountain Holdings shares to the spin-off trust, as contemplated by Section 4.2 hereinabove, shall have been effected (subject to the registration of the Spin-off Shares under the Securities Act) in conformity with all Governmental Requirements, and Guardian and Black Mountain Holdings shall have delivered to RJL copies of all final transaction documents relating thereto.

                  (r) WARRANT MODIFICATION AGREEMENTS. Guardian shall have obtained agreements from holders of outstanding Class A through F Warrants to cancel those Warrants in exchange for the issuance of not more than 150,000 shares of Guardian Common Stock in such numbers and on such terms as shall be satisfactory to RJL and its legal counsel.

         5.7 SPECIFIC ITEMS TO BE DELIVERED AT THE CLOSING. The parties shall deliver the following items to the appropriate party at the Closing of the transactions contemplated by this Agreement.

                  (a) TO BE DELIVERED BY RJL:

                           (i) A certificate dated the Closing Date of RJL, signed by the President of RJL stating that the representations and warranties of RJL set forth in this Agreement are true and correct in all material respects. Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect.

                           (ii) A certificate dated the Closing Date of RJL, signed by the President of RJL, in form and substance satisfactory to Guardian and its legal counsel, certifying that all conditions precedent set forth in this Agreement to the obligations of Guardian to close, have been fulfilled or waived in writing, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date.

                           (iii) Certificates dated the Closing Date of RJL, signed by the Secretary of RJL, (i) certifying attached copies of resolutions duly adopted by the Board of Directors of RJL, authorizing the execution of this Agreement and the other transactions to be consummated pursuant thereto; (ii) certifying the names and incumbency of the officers of RJL who executed the Agreement and any certificates delivered pursuant to this Section 5.7(a) for and on behalf of RJL; (iii) certifying the authenticity of copies of the Certificate of Incorporation and Bylaws of RJL, as amended; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which the company is qualified to conduct business.

                           (iv) Unaudited financial statements of RJL containing balance sheets, together with statements of operation as of and for the periods ended December 31, 2002; and unaudited financial statements as of and for the interim period ended March 31, 2003.

(v) Subscription agreements and other documentation in form satisfactory to Guardian related to the RJL Private Placement.

                           (vi) Diagnos Distributor Agreement as amended, in form reasonably satisfactory to RJL and Guardian.

                           (vii)    Auditor Certificate described in Section
                                    4.1.

                  (b) TO BE DELIVERED BY SHAREHOLDERS:

                           (i) Certificate or certificates representing not less than one hundred percent (100%) of the issued and outstanding common shares of RJL, which stock certificates shall be endorsed in favor of Guardian.

                           (ii) Assignments, if any, with unconditional warranties of title, duly executed by Shareholders, assigning to Guardian any and all equity rights, including, but not limited to, options, warrants, puts and so forth, which Shareholders may own in RJL at the time of Closing.

                           (iii) Certificate of Shareholders in which they state that they own the shares and other rights of RJL free and clear of all liens, encumbrances, security interests and limitations on transfer whatsoever.

                           (iv) Certificate of Shareholders confirming the accuracy, as of the Closing Date, of the representations and warranties of Shareholders set forth in this Agreement.

                           (v)      Subscription Agreements.

                   (c) TO BE DELIVERED BY GUARDIAN:

                           (i) Certificate or certificates representing the Exchange Shares and the shares to be issued by Guardian in the RJL Private Placement; and

                           (ii) A certificate dated the Closing Date of Guardian, signed by the President of Guardian stating that the representations and warranties of Guardian set forth in this Agreement are true and correct in all material respects. Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect.

                           (iii) A certificate dated the Closing Date of Guardian, signed by the Chief Executive Officer and the Chief Financial Officer of Guardian, in form and substance satisfactory to RJL and its legal counsel, certifying that all conditions precedent set forth in this Agreement to the obligations of Guardian to close, have been fulfilled or waived in writing, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date.

                           (iv) Certificates dated the Closing Date of Guardian, signed by the Secretary of Guardian, (i) certifying attached copies of resolutions duly adopted by the Board of Directors of Guardian, authorizing the execution of this Agreement and the other transactions to be consummated pursuant thereto, including but not limited to the election of the directors to be designated by RJL pursuant to Section 5.8 below; (ii) certifying the names and incumbency of the officers of Guardian who executed the Agreement and any certificates delivered pursuant to this Section for and on behalf of Guardian; (iii) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of Guardian and its Subsidiaries; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which Guardian and its Subsidiaries are qualified to conduct business.

                           (v) A list of shareholders of Guardian, dated as of a date five (5) business days prior to the Closing Date, certified by Guardian's stock transfer agent.

                           (vi) A copy of all transactional documents and Board of Directors' minutes related to the spin-off, duly certified by the Secretary as to their authenticity.

                           (vii) All Edgar codes and other information and authorizations necessary to enable Guardian to make all filings that may be required to be made under the Exchange Act and Securities Act with the SEC post-Closing.

                           (vii) Letters of resignation from each of the incumbent officers, directors and other employees of Guardian effective as of the Closing Date, together with such releases from such individuals as counsel to RJL shall reasonably request with regard to claims they may have against Guardian related to their employment, termination of any employment agreement, and ownership of shares of Guardian or other derivative securities of Guardian.

                           (viii) Lock-up agreements in the form attached hereto as Exhibit 5.7(c)(viii) executed by
                                    J. Andrew Moorer, Kevin L. Houtz, and David
                                    W. Stevens, and such other shareholders of Guardian as RJL may reasonably request.

                           (ix) A copy of the final executed transaction documents related to the spin-off contemplated by Section 4.2.

         5.8 ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS OF GUARDIAN AND RJL.

                  (a) At Closing, the Board of Directors of Guardian shall resign and be reconstituted to consist of directors designated by RJL.

                  (b) At Closing, the executive officers of Guardian shall resign and the newly-constituted Board of Directors of Guardian shall elect persons determined by the newly constituted Board to serve as executive officers of Guardian until the next regular annual meeting of the Company's directors.

SECTION 6: REPRESENTATIONS AND WARRANTIES BY RJL AND SHAREHOLDERS

         As a material inducement to Guardian to enter into this Agreement and with the understanding and expectations that Guardian will be relying thereon in consummating the Exchange contemplated hereunder, RJL (hereinafter referred to as the "Corporation" or "RJL" for the purposes of this Section 6 only) and Shareholders, jointly and severally, represent and warrant as follows:

         6.1 ORGANIZATION AND STANDING. RJL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

         6.2 SUBSIDIARIES, ETC. The Corporation does not have any direct or indirect Ownership Interest in any corporation, partnership, joint venture, association or other business enterprise.

         6.3 QUALIFICATION. Except as set forth on Exhibit 6.3 and for any jurisdiction where the failure to be qualified to engage in business as a foreign corporation would not have a material adverse affect on the Corporation, the Corporation is not qualified to engage in business as a foreign corporation in any state and there is no other jurisdiction wherein the character of the properties presently owned by the Corporation or the nature of the activities presently conducted by the Corporation makes necessary the qualification, licensing or domestication of the Corporation as a foreign corporation.

         6.4 CORPORATE AUTHORITY. Except as set forth on Exhibit 6.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Corporation with any on the provisions hereof will:

                  (a) Conflict with or result in a breach of any provision of its Certificate of Incorporation or By-Laws;

                  (b) Result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Corporation is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by the Corporation prior to the Closing Date or the obtaining of which shall have been waived by Guardian; or

                  (c) Violate any order, writ, injunction, decree or, to the Corporation's Best Knowledge, any statute, rule or regulation applicable to the Corporation or any of its properties or assets. No consent or approval by any Governmental Authority is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation by the Corporation of the transactions contemplated hereby.

         6.5 FINANCIAL STATEMENTS. Except as otherwise provided, the following statements will be attached to this Agreement as Exhibit 6.5 on or before the Closing Date:

                  (a) Unaudited financial statements of RJL containing balance sheets and statements of operations as of and for the periods ended December 31, 2002.

                  (b) Unaudited financial statements of RJL containing balance sheets and statements of operations as of and for the period ended March 31, 2003.

                  Such financial statements, together with and subject to the disclosures and notes thereto: (i) are in accordance with the books and records of the Corporation; (i) present fairly and accurately the financial condition of the Corporation as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements;
(iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; and (v) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of the Corporation, and of the results of operations of the Corporation for the periods covered by such statements.

                  As of the date hereof and as of the Closing Date, the Corporation does not have any liabilities or payables (absolute or contingent, known or unknown), except for liabilities or payables set forth in the RJL Financial Statements or otherwise disclosed in writing to Guardian.

         6.6 FINANCIAL INFORMATION. In connection with the investigations performed by and audit to be undertaken by Guardian of RJL, RJL furnished certain financial information and data including, without limitation, tax and accounting records, financial records, statements, worksheets and other information requested by RJL and its auditors necessary to undertake the complete the audited financial examinations. RJL represents and warrants that any and all such information furnished in connection with the conduct of such investigations and audits shall be true, accurate and complete in all material respects and shall not contain any material misstatements nor any material omissions of fact or information respecting the financial condition or results of operation of the business for the respective periods covered by the audits.

         6.7 CAPITALIZATION OF THE CORPORATION. The authorized capital stock of RJL consists of Fifteen Thousand (15,000) shares of Common Stock, no par value per share, of which Nine Thousand One Hundred and Five (9,105) shares are issued and outstanding. The names of one hundred percent (100%) of the record owners of the issued and outstanding Common Stock are set forth on Exhibit 6.7 hereto. All issued and outstanding shares of RJL Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, free and clear of any liens, encumbrances, claims of any kind and nature except restrictions against transferability without compliance with applicable federal and state securities laws. There are no other outstanding rights, options, warrants, subscriptions, calls, convertible securities or agreement of any character or nature under which the Corporation is or may become obligated to issue any shares of its capital stock of any kind, other than those shares indicated in this Section as presently outstanding. There are no voting trusts, stockholder agreements, or other voting arrangements to which the Corporation is a party or, to the Best Knowledge of the Corporation, to which any of the Corporation's stockholders is a party or bound.

         6.8 TAXES. Except as set forth in Exhibit 6.8:

                  (a) The Corporation has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports; and

                  (b) The Corporation has paid all tax liabilities imposed or assessed by any governmental authority for all periods prior to the Closing Date for which such taxes have become due and payable and has received no notice from any such governmental authority of any deficiency or delinquency with respect to such obligation. The Corporation is not currently undergoing any audit conducted by any taxing authority and has received no notice of audit covering any prior period for which taxes have been paid or are or will be due and payable prior to the Closing Date. There are no present disputes as to taxes of any nature payable by the Corporation.

         6.9 NO ACTIONS, PROCEEDINGS, ETC. Except as listed on the attached
Exhibit 6.9, there is no action or proceeding (whether or not purportedly on behalf of the Corporation) pending or to its knowledge threatened by or against the Corporation which might result in any material adverse change in the condition, financial or otherwise, of the Corporation's business or assets. No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does, nor may result in, any material adverse change in the Corporation's assets or properties or in the financial condition or the business of the Corporation. Except for liabilities referred to in attached Exhibit 6.9, the Corporation is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

         6.10 POST BALANCE SHEET CHANGES. Except as set forth on the attached
Exhibit 6.10 and as contemplated by this Agreement, since March 31, 2003, the Corporation has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

         6.11 NO BREACHES. The Corporation is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which the Corporation is a party or by which its assets are bound; nor will the consummation of the transactions contemplated hereby cause RJL to violate any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which the Corporation is, was or may be bound or to which any of the Corporation's assets are subject.

         6.12 CONDITION OF THE CORPORATION'S ASSETS. Except as set forth on
Exhibit 6.12, RJL's assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the operation or values of such assets taken as a whole. Except as disclosed on Exhibit 6.12, no person other than RJL (including any officer or employee of the Corporation) has any proprietary interest in any know-how or other intangible assets used by the Corporation in the conduct of its business. The Company does not currently market any products for sale.

         6.13 CORPORATE ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary corporate action on behalf of RJL, has been duly executed and delivered by an authorized officer of RJL, and is a valid and binding Agreement on the part of RJL that is enforceable against RJL in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

         6.14 REGISTERED RIGHTS AND PROPRIETARY INFORMATION.

                  (a) Exhibit 6.14 hereto contains a true and complete list of all patents, letters patent and patent applications, service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to the Corporation with respect to the foregoing, both domestic and foreign, claimed by the Corporation or used or proposed to be used by the Corporation in the conduct of its business (collectively herein, "RJL Registered Rights"). Exhibit 6.14 hereto also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of its business (hereafter collectively the "RJL Proprietary Information"). Except as described in Exhibit 6.14 hereto, the Corporation is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any RJL Registered Right or RJL Proprietary Information with respect to the use thereof in the conduct of its business or otherwise.

                  (b) Except as described in Exhibit 6.14 hereto, to the Corporation's Best Knowledge, the Corporation owns and has the unrestricted right to use the RJL Registered Rights and RJL Proprietary Information required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Corporation or relating to the conduct or proposed conduct of its business free and clear of any right, title, interest, equity or claim of others. As soon as practicable following the execution of this Agreement, and except as described in Exhibit 6.14 hereto, the Corporation agrees to take all necessary steps (including without limitation entering into appropriate confidentiality, assignment of rights and non-competition agreements with all officers, directors, employees and consultants of the Corporation and others with access to or knowledge of the RJL Proprietary Information) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the RJL Proprietary Information and all related documentation and intellectual property rights therein necessary for the conduct or proposed conduct of its business.

                  (c) Except as described in Exhibit 6.14 hereto, the Corporation has not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any RJL Proprietary Information, including without limitation any RJL Registered Right, or any interest therein, related to or required for the design, development, manufacture, operation, sale or use of any product or service currently under development or manufactured, or proposed to be developed, sold or manufactured, by it. Exhibit 6.14 contains a true and complete list and description of all licenses of RJL Proprietary Information granted to the Corporation by others or to others by the Corporation. Except as described in Exhibit 6.14 hereto, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of the Corporation in respect of any RJL Proprietary Information used in the conduct of its business.

                  (d) Except as described in Exhibit 6.14 hereto, the Corporation owns and on the Closing Date shall own, has and shall have, holds and shall hold, exclusively all right, title and interest in the RJL Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and has and shall have the exclusive right to bring action for the infringement of the RJL Registered Rights and the RJL Proprietary Information. To the Best Knowledge of Corporation, the marketing, promotion, distribution or sale by the Corporation of any products or interests subject to the RJL Registered Rights or making use of RJL Proprietary Information shall not constitute an infringement of any patent, copyright, trademark, service mark or misappropriation or violation of any other party's proprietary rights or a violation of any license or agreement by the Corporation. Except as described in
Exhibit 6.16 hereto, to the knowledge of the Corporation after due inquiry no facts or circumstances exist that could result in the invalidation of any of the RJL Registered Rights.

         6.15 NO LIENS OR ENCUMBRANCES. The Corporation has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of its business, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever and except for such property and assets as may be leased by RJL.

         6.16 EMPLOYEE MATTERS. Exhibit 6.16 attached hereto contains a true, complete and accurate list of all employees of the Corporation and the remuneration of each (including wages, salaries and fringe benefits). The Corporation has no information or facts indicating that any employee listed on
Exhibit 6.16 intends to terminate his/her employment relationship with the Corporation prior or subsequent to the Closing Date, except as may be required by this Agreement. Except as specifically described on Exhibit 6.16, the Corporation has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. The Corporation does not now and has never contributed to a "multi-employer plan" as defined in Section 400(a)(3) of the ERISA. The Corporation has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither the Corporation nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA as to any covered plan of the Corporation. The Corporation is not a party to any collective bargaining or other union agreement. The Corporation has not, within the past five (5) years had, or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which had a material adverse effect on the Corporation, its business or assets. Except as set forth in
Exhibit 6.16, the Corporation has not made any commitment or agreements to increase the wages or modify the conditions or terms of employment of any of the employees of the Corporation used in connection with its business, and between the date of this Agreement and the Closing Date, the Corporation will not make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of the Corporation used in the conduct of its business, without the prior written consent of all parties hereto.

         6.17 LEGAL PROCEEDINGS AND COMPLIANCE WITH LAW. Except as set forth in
Exhibit 6.17, RJL has not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to RJL which might result in the aggregate in money damages payable by RJL in excess of insurance coverage or which might result in a permanent injunction against RJL. Except as set forth in such Exhibit 6.17, RJL has substantially complied with, and is not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the business of RJL, the violation of which might materially and adversely affect it. Except as set forth in such Exhibit 6.17, RJL is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of RJL.

         6.18 CONTRACT SCHEDULES. Attached as Exhibit 6.18 hereto is an accurate list of the following:

                  (a) All contracts, leases, agreements, covenants, licenses, instruments or commitments of RJL pertaining to the business of RJL calling for the payment of Five Thousand Dollars ($5,000) or more or which is otherwise material to the business of RJL, including, without limitation, the following:

                           (i) Licenses and contracts held in the ordinary course of business;

                           (ii) Executory contracts for the purchase, sale or lease of any assets;

                           (iii)    Management or consulting contracts;

                           (iv)     Patent, trademark and copyright
                                    applications, registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses;

                           (v) Note agreements, loan agreements, indentures and the like, other than those entered into and executed in the ordinary course of business;

                           (vi) All sales, agency, distributorship or franchise agreements; and

                           (vii) Any other contracts not in the ordinary course of business.

                  (b) All labor contracts, employment agreements and collective bargaining agreements to which RJL is a party.

                  (c) All instruments evidencing any liens or security interest securing any indebtedness of RJL covering any asset of RJL.

                  (d) All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of the Corporation.

                  (e) Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the business operations of RJL.

                  Except as set forth in Exhibit 6.18, all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other similar laws affecting the enforcement of contracts generally, and there is no existing material default thereunder or breach thereof by the Corporation, or to RJL's knowledge by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by the Corporation or by any other party to the contracts.

         6.19 LABOR MATTERS. There are no strikes, slowdowns, stoppages, organizational efforts, discrimination charges or other labor disputes pending or, to the knowledge of RJL or any of its agent or employees, threatened against RJL.

         6.20 INSURANCE. RJL maintains no insurance coverage on its assets and business.

         6.21 ENVIRONMENTAL. Except as disclosed on Exhibit 6.21, RJL has never owned or operated any real property except for leased office space:

                  (a) To the Best Knowledge of RJL, no real property (or the subsurface soil and the ground water thereunder) now or previously leased by RJL (the "Leased Premises") either contains any Hazardous Substance (as hereinafter defined) or has underneath it any underground fuel or liquid storage tanks;

                  (b) To the Best Knowledge of RJL, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Leased Premises, now or in the past;

                  (c) RJL is not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Leased Premises, or the generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

                  (d) RJL has not received any written notice and has no knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

                  (e) To the Best Knowledge of RJL, there have been no communications or agreements with any Governmental Authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Leased Premises and any present or former occupant or tenant of the Leased Premises) relating in any way to the presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance. RJL further agrees and covenants that RJL will not store or deposit on, otherwise release or bring onto or beneath, the Leased Premises any Hazardous Substance prior to the Closing Date; and

                  (f) There is no litigation, proceeding, citizen's suit or governmental or other investigation pending, or, to RJL's Best Knowledge, threatened, against RJL, and RJL knows of no facts or circumstances which might give rise to any future litigation, proceeding, citizen's suit or governmental or other investigation, which relate to RJL's compliance with environmental laws, regulations, rules, guidelines and ordinances.

                  For purposes of this Section 6.21, "Hazardous Substance" shall mean and include (i) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (iii) hazardous wastes and hazardous substances as specified under any California state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (iv) any other material, gas or substance known or suspected to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of, the Leased Premises, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith. For purposes of this Section 6.21, "Hazardous Substance" shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance: (a) fuel oil and natural gas for heating, (b) lubricating, cleaning, coolant and other compounds customarily used in building maintenance,
(c) materials routinely used in the day-to-day operations of an office, such as copier toner, (d) consumer products, (e) material reasonably necessary and customarily used in construction and repair of an office project, and (f) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

         6.22 DISCLOSURE OF INFORMATION. The Corporation represents and warrants that all statements, data and other written information provided by it to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals. The Corporation represents and warrants that, to its Best Knowledge, (i) there exists no material information concerning the Corporation which has been requested but not been disclosed to or made available to the other parties and their representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (ii) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

         6.23 REPRESENTATION AND WARRANTIES. The representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Such representations and warranties shall survive the Closing Date and shall remain operative in full force and effect for the period of three years from the date of Closing regardless of any investigation at any time made by or on behalf of Guardian and shall not be deemed merged in any document or instruction so executed and/or delivered by RJL or Shareholders.

         6.23 ABSENCE OF QUESTIONABLE PAYMENTS. To the Best Knowledge of RJL, neither RJL, nor any director, officer, agent, employee or other person acting on any its behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

SECTION 7: COVENANTS OF RJL

         7.1 PRESERVATION OF BUSINESS. Until Closing, RJL shall use its best efforts to cause RJL to:

                  (a) Preserve intact the present business organization of RJL;

                  (b) Maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

                  (c) Preserve and protect the goodwill and advantageous relationships of RJL with its customers and all other persons having business dealings with RJL;

                  (d) Preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of RJL; and

                  (e) Comply with all laws applicable to the conduct of its business

         7.2 ORDINARY COURSE. Until Closing, RJL shall conduct its business only in the usual, regular and ordinary course, in substantially the same manner as previously, and shall not make any substantial change to its methods of management or operation in respect of such business or property. Without limiting the foregoing, RJL shall not, with respect to RJL:

                  (a) Sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of its property or assets, other than in the ordinary course of business;

                  (b) Incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment, except in the ordinary course of business.

         7.3 NEGATIVE COVENANTS. Until Closing, except as contemplated by this Agreement or disclosed in exhibits to this Agreement, from the date hereof until the Closing Date, unless and until Guardian otherwise consents in writing, which consent shall not be unreasonably withheld, RJL will not (a) change or alter the physical contents or character of the tangible and intangible assets so as to materially affect the nature of RJL's business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same, or effect any stock split or recapitalization or reorganization; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; or (i) enter into any material transactions or series of transactions other than in the ordinary course of business.

         7.4 ADDITIONAL COVENANTS.

                  (a) RJL will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property or business of RJL or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if RJL shall have set aside on its books adequate reserves therefor; and provided, further, that RJL will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. RJL will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of RJL;

                  (b) RJL will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and RJL will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

                  (c) RJL will keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion insurance in amounts customary for companies in similar businesses similarly situated; and immediately following the Closing, RJL will maintain, with financially sound and reputable insurers, insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

                  (d) RJL will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with its past practices consistently applied;

                  (e) RJL will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could have a material adverse effect on its business or credit;

                  (f) RJL shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by RJL to be necessary to the conduct of its business;

                  (g) RJL will, consistent with its practices in the ordinary course of business, endeavor to retain its business relationships with its customers and suppliers that it believes to be advantageous; and

                  (h) RJL shall deliver to Guardian copies of its statements of operation and financial condition and similar statements as and when prepared (if at all) in the ordinary course of its business.

         7.5 ACCESS TO BOOKS AND RECORDS, PREMISES, ETC. From the date of this Agreement through the Closing Date, RJL will grant Guardian and its authorized representatives reasonable access to its books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours and in a manner not to disrupt or interfere with RJL's business relationships for purposes of enabling Guardian to fully investigate the business of RJL. RJL will also deliver copies of its monthly statements of operations and financial condition for the period subsequent to its financial statements referred to in Section 6.5 to Guardian within a reasonable time of such statements becoming available.

         7.6 COMPENSATION. Except as contemplated by this Agreement, RJL shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of RJL prior to the Closing Date, except for any extensions of said contracts or agreements on substantially the same terms and conditions as were previously in effect.

         7.7 NO SOLICITATION.

                  (a) Except in connection with the transactions contemplated by this Agreement, RJL shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, RJL or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of RJL or any of its subsidiaries or any investment banker, attorney or other advisor or representatives of RJL or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section by RJL. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or reorganization or other business combination involving RJL or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or options, rights, warrants or other interests convertible or exercisable for or into such voting securities, or a substantial or material portion of the assets or business of RJL or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                  (b) Except upon a material breach of this Agreement by Guardian or following termination hereof and except for action permitted or contemplated by this Agreement, including a party's right to terminate this Agreement under certain circumstances, neither the Board of Directors of RJL nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Guardian, the approval or recommendation by such Board of Directors of any such committee of this Agreement or the Exchange or
(ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

                  (c) RJL promptly shall advise Guardian orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry. RJL will keep Guardian fully informed of the status and details of any such takeover proposal or inquiry.

                  (d) The provisions of this Section 7.7 shall not be construed to prevent any investment banker, attorney or other advisor or representative of RJL to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.

SECTION 8: REPRESENTATIONS AND WARRANTIES OF GUARDIAN

         As a material inducement to RJL to enter into this Agreement and with the understanding and expectations that RJL will be relying thereon in consummating the Exchange contemplated hereunder, Guardian and each of its subsidiaries (hereinafter Guardian and its subsidiaries shall be referred to as the "Corporation" unless the context otherwise requires for the purposes of this
Section 8 only) hereby represents and warrants as follows:

         8.1 ORGANIZATION AND STANDING. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

         8.2 SUBSIDIARIES, ETC. Except as set forth on Exhibit 8.2 hereto, the Corporation does not have any direct or indirect Ownership Interest in any corporation, partnership, joint venture, association or other business enterprise.

         8.3 QUALIFICATION. Except as set forth on Exhibit 8.3 and for any jurisdiction where the failure to be qualified to engage in business as a foreign corporation would not have a material adverse effect on the corporation, the Corporation is not qualified to engage in business as a foreign corporation in any state, and there is no other jurisdiction wherein the character of the properties presently owned by the Corporation or the nature of the activities presently conducted by the Corporation makes necessary the qualification, licensing or domestication of the Corporation as a foreign corporation.

         8.4 CORPORATE AUTHORITY. Except as set forth on Exhibit 8.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Guardian with any on the provisions hereof will:

                  (a) Conflict with or result in a breach of any provision of its Articles of Incorporation or By-Laws or similar documents of any Subsidiary;

                  (b) Result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Corporation is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by the Corporation prior to the Closing Date or the obtaining of which shall have been waived by RJL; or

                  (c) Violate any order, writ, injunction, decree or, to the Corporation's Best Knowledge, any statute, rule or regulation applicable to the Corporation or any of its properties or assets. No consent or approval by any Governmental Authority is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation by the Corporation of the transactions contemplated hereby, except for possible notice under plant closing laws.

         8.5 SEC DOCUMENTS; FINANCIAL STATEMENTS. The Common Stock of Guardian is registered pursuant to Section 12(g) of the Exchange Act. RJL has had the opportunity to obtain on RJL's behalf true and complete copies of the SEC Documents (except for exhibits and incorporated documents). Guardian has not provided to RJL any information which, according to applicable law, rule or regulation, should have been disclosed publicly by Guardian but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

         As of their respective dates, all of Guardian's reports, statements and other filings with the Commission (the "SEC Documents") complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Guardian included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         8.6 CAPITALIZATION OF THE CORPORATION. The authorized capital stock of Guardian consists entirely of 15,000,000 shares of Common Stock having a par value of $.001 per share, and 1,000,000 shares of Preferred Stock having a par value of $.20 per share. As of March 31, 2003, there were a total of 1,755,583 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. As of the Closing Date, there will be no more than 2,150,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All outstanding shares of Guardian's capital stock have been validly issued, are fully paid and non-assessable, and are not subject to pre-emptive rights. The issuance of the shares of Guardian Common Stock and Guardian Preferred Stock to be issued to the Shareholders on the Closing Date in accordance with Sections 2.1 hereof have been duly approved by the Directors of Guardian and will, upon their issuance, have been validly issued and will be fully paid and non-assessable, free of any liens, encumbrances and claims of any kind and nature except restrictions against transferability without compliance with applicable federal and state securities laws. Except as described in Guardian's SEC Documents, there are no equity securities of Guardian authorized, issued or outstanding, and except as set forth in Schedule 8.6, there are no authorized, issued or outstanding subscriptions, options, warrants, contracts, calls, commitments or other purchase rights of any nature or character relating to any of Guardian's capital stock, equity securities, debt or other securities convertible into stock or equity securities of Guardian. As of the date of this Agreement, there are no outstanding contractual obligations of Guardian to repurchase, redeem or otherwise acquire any shares of capital stock of Guardian. There are no voting trusts, stockholder agreements or other voting arrangements to which the Corporation is a party or, to the Best Knowledge of Guardian, to which any of the Guardian stockholders is a party or bound.

         8.7 NO ACTIONS, PROCEEDINGS, ETC. Except as listed on the attached
Exhibit 8.7, there is no action or proceeding (whether or not purportedly on behalf of the Corporation) pending or to its knowledge threatened by or against the Corporation, which might result in any material adverse change in the condition, financial or otherwise, of the Corporation's business or assets. No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does nor may result in any material adverse change in the Corporation's assets or properties or in the financial condition or the business of the Corporation. The Corporation is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

         8.8 TAXES. Except as set forth in Exhibit 8.8:

                  (a) The Corporation has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports; and

                  (b) The Corporation has paid all tax liabilities imposed or assessed by any governmental authority for all periods prior to the Closing Date for which such taxes have become due and payable and has received no notice from any such governmental authority of any deficiency or delinquency with respect to such obligation. The Corporation is not currently undergoing any audit conducted by any taxing authority and has received no notice of audit covering any prior period for which taxes have been paid or are or will be due and payable prior to the Closing Date. There are no present disputes as to taxes of any nature payable by the Corporation.

         8.9 POST BALANCE SHEET CHANGES. Except as set forth on Exhibit 8.9 and as contemplated by this Agreement, since the date of the latest financial statements, the Corporation has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock, including but not limited to any options or warrants to purchase any securities of the Corporation or any securities convertible into capital stock of the Corporation; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business;
(c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

         8.10 NO BREACHES. Except as set forth on Exhibit 8.10 , the Corporation is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which the Corporation is a party or by which its assets are bound; nor will the consummation of the transactions contemplated hereby cause Guardian or any Subsidiary to violate any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which the Corporation is, was or may be bound or to which any of the Corporation's assets are subject.

         8.11 CORPORATE ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary corporate action on behalf of Guardian, has been duly executed and delivered by authorized officers of Guardian, and is a valid and binding Agreement on the part of Guardian that is enforceable against Guardian in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate action necessary to issue and deliver to the RJL Shareholders the Exchange Shares (each as described in Sections 2.1 and 2.3) and to effect the spin-off of the Spin-off Shares to the spin-off trust as contemplated by Section 4.2 (subject to the subsequent registration of the spin-off under the Securities Act by Black Mountain Holdings) has been taken by Guardian.

         8.12 REGISTERED RIGHTS AND PROPRIETARY INFORMATION.

                  (a) Exhibit 8.12 hereto contains a true and complete list of all patents, letters patent and patent applications, service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to the Corporation with respect to the foregoing, both domestic and foreign, claimed by the Corporation or used or proposed to be used by the Corporation in the conduct of its business (collectively herein, "Guardian Registered Rights"). Exhibit 8.12 hereto also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of its business (hereafter collectively the "Guardian Proprietary Information"). Except as described in Exhibit 8.12 hereto, the Corporation is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Guardian Registered Right or Guardian Proprietary Information with respect to the use thereof in the conduct of its business or otherwise.

                  (b) Except as described in Exhibit 8.12 hereto, to the Corporation's Best Knowledge, the Corporation owns and has the unrestricted right to use the Guardian Registered Rights and Guardian Proprietary Information required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Corporation or relating to the conduct or proposed conduct of its business free and clear of any right, title, interest, equity or claim of others. As soon as practicable following the execution of this Agreement and as part of the spin off contemplated by Section 4.2, and except as described in Exhibit 8.12 hereto, the Corporation agrees to take all necessary steps to assign or transfer all of the Guardian Registered Rights and Guardian Proprietary Information (except any and all rights related to the name "Guardian" and all variations thereof) to Black Mountain Holdings, except that Guardian shall continue to have the right to use its corporate name "Guardian Technologies International, Inc.," "Guardian" and all variations thereof following the Closing. Black Mountain shall have no right to, and shall not, use the name "Guardian," "Guardian Technologies International, Inc.," "Guardian Holdings," or any variation thereof in connection with its business or the business of any subsidiary thereof or for any other purpose, except for the limited purpose of collecting receivables outstanding on the Closing Date during the six month period following Closing, and shall, at the expiration of such period, close all bank and other accounts bearing the "Guardian" name.

                  (c) Except as described in Exhibit 8.12 hereto and in connection with the spin-off contemplated by Section 4.2, the Corporation has not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any Guardian Proprietary Information, including without limitation any Guardian Registered Right, or any interest therein, related to or required for the design, development, manufacture, operation, sale or use of any product or service currently under development or manufactured, or proposed to be developed, sold or manufactured, by it. Exhibit 8.12 contains a true and complete list and description of all licenses of Guardian Proprietary Information granted to the Corporation by others or to others by the Corporation. Except as described in Exhibit 8.12 hereto, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of the Corporation in respect of any Guardian Proprietary Information used in the conduct of its business.

                  (d) Except as described in Exhibit 8.12 hereto, the Corporation owns and on the Closing Date shall own, has and shall have, holds and shall hold, exclusively all right, title and interest in the Guardian Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and has and shall have the exclusive right to bring action for the infringement of the Guardian Registered Rights and the Guardian Proprietary Information. To the Best Knowledge of Corporation, the marketing, promotion, distribution or sale by the Corporation of any products or interests subject to the Guardian Registered Rights or making use of Guardian Proprietary Information shall not constitute an infringement of any patent, copyright, trademark, service mark or misappropriation or violation of any other party's proprietary rights or a violation of any license or agreement by the Corporation. Except as described in Exhibit 8.12 hereto, to the knowledge of the Corporation after due inquiry no facts or circumstances exist that could result in the invalidation of any of the Guardian Registered Rights.

         8.13 NO LIENS OR ENCUMBRANCES. The Corporation has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of its business, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever and except for such property and assets as may be leased by Corporation.

         8.14 EMPLOYEE MATTERS. Exhibit 8.14 attached hereto contains a true, complete and accurate list of all employees of the Corporation and the remuneration of each (including wages, salaries and fringe benefits). Each employee listed in Exhibit 8.14 shall terminate his/her employment relationship with the Corporation prior to the Closing Date, except as may be required by this Agreement, and Guardian shall provide to RJL a release, in such form as is reasonably acceptable to RJL, executed by each such employee releasing Guardian from all claims and liabilities related to the termination of his or her employment, his or her employment agreement, and ownership of any shares or other securities of Guardian. Except as specifically described on Exhibit 8.14, Guardian has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. The Corporation does not now and has never contributed to a "multi-employer plan" as defined in Section 400(a)(3) of the ERISA. The Corporation has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither the Corporation nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA as to any covered plan of the Corporation. The Corporation is not a party to any collective bargaining or other union agreement. The Corporation has not, within the past five (5) years had, or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which had a material adverse effect on the Corporation, its business or assets. Except as set forth in Exhibit 8.14, the Corporation has not made any commitment or agreements to increase the wages or modify the conditions or terms of employment of any of the employees of the Corporation used in connection with its business, and between the date of this Agreement and the Closing Date, the Corporation will not make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of the Corporation used in the conduct of its business, without the prior written consent of all parties hereto.

         8.15 CONTRACT SCHEDULES. Attached as Exhibit 8.15 hereto is an accurate list of the following:

                  (a) All contracts, leases, agreements, covenants, licenses, instruments or commitments of Guardian pertaining to the business of Guardian calling for the payment of Five Thousand Dollars ($5,000) or more or which is otherwise material to the business of Guardian, including, without limitation, the following:

                           (i) Licenses and contracts held in the ordinary course of business;

                           (ii) Executory contracts for the purchase, sale or lease of any assets;

                           (iii)    Management or consulting contracts;

                           (iv)     Patent, trademark and copyright
                                    applications, registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses;

                           (v) Note agreements, loan agreements, indentures and the like, other than those entered into and executed in the ordinary course of business;

                           (vi) All sales, agency, distributorship or franchise agreements; and

                           (vii) Any other contracts not in the ordinary course of business.

                  (b) All labor contracts, employment agreements and collective bargaining agreements to which Guardian is a party.

                  (c) All instruments evidencing any liens or security interest securing any indebtedness of Guardian covering any asset of Guardian.

                  (d) All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of the Corporation.

                  (e) Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the business operations of Guardian.

                  Except as set forth in Exhibit 8.15, all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other similar laws affecting the enforcement of contracts generally, and there is no existing material default thereunder or breach thereof by the Corporation, or to Guardian's knowledge by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by the Corporation or by any other party to the contracts. All of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other items set forth above shall be assigned or transferred to Black Mountain Holdings, in connection with the spin-off contemplated by Section 4.2, and as a condition to Closing, Guardian shall provide RJL with such agreements of assignment or transfer as RJL or its counsel shall reasonably request to reflect such assignment or transfer.

         8.16 LEGAL PROCEEDINGS AND COMPLIANCE WITH LAW. Except as set forth in
Exhibit 8.16, Guardian has not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to Guardian which might result in the aggregate in money damages payable by Guardian in excess of insurance coverage or which might result in a permanent injunction against Guardian. Except as set forth in such Exhibit 8.16, Guardian has substantially complied with, and is not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the business of Guardian, the violation of which might materially and adversely affect it. Except as set forth in such Exhibit 8.16, Guardian is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of Guardian.

         8.17 INSURANCE. Guardian maintains in full force and effect insurance coverage on its assets and business in such amounts and against such risks and losses as set forth in Exhibit 8.17.

         8.18 ENVIRONMENTAL. Except as disclosed on Exhibit 8.18, Guardian or its subsidiaries have never owned or operated any real property except for leased office space:

                  (a) To the Best Knowledge of Guardian, no real property (or the subsurface soil and the ground water thereunder) now or previously leased by Guardian(the "Leased Premises") either contains any Hazardous Substance (as hereinafter defined) or has underneath it any underground fuel or liquid storage tanks;

                  (b) To the Best Knowledge of Guardian, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Leased Premises, now or in the past;

                  (c) Guardian is not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Leased Premises, or the generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

                  (d) Guardian has not received any written notice and has no knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

                  (e) To the Best Knowledge of Guardian, there have been no communications or agreements with any Governmental Authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Leased Premises and any present or former occupant or tenant of the Leased Premises) relating in any way to the presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance. RJL further agrees and covenants that Guardian will not store or deposit on, otherwise release or bring onto or beneath, the Leased Premises any Hazardous Substance prior to the Closing Date; and

                  (f) There is no litigation, proceeding, citizen's suit or governmental or other investigation pending, or, to Guardian's Best Knowledge, threatened, against Guardian, and Guardian knows of no facts or circumstances which might give rise to any future litigation, proceeding, citizen's suit or governmental or other investigation, which relate to Guardian's compliance with environmental laws, regulations, rules, guidelines and ordinances.

                  For purposes of this Section 8.18, "Hazardous Substance" shall mean and include (i) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (iii) hazardous wastes and hazardous substances as specified under any state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (iv) any other material, gas or substance known or suspected to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of, the Leased Premises, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith. For purposes of this Section 8.18, "Hazardous Substance" shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance: (a) fuel oil and natural gas for heating, (b) lubricating, cleaning, coolant and other compounds customarily used in building maintenance, (c) materials routinely used in the day-to-day operations of an office, such as copier toner, (d) consumer products, (e) material reasonably necessary and customarily used in construction and repair of an office project, and (f) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

         8.19 DISCLOSURE OF INFORMATION. Guardian represents and warrants that all statements, data and other written information provided by it to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals. Guardian represents and warrants that, to its Best Knowledge, (i) there exists no material information concerning Guardian which has been requested but not been disclosed to or made available to the other parties and their representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (ii) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

         8.20 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Such representations and warranties shall survive the Closing Date and shall remain operative in full force and effect for a period of three years from the date of Closing regardless of any investigation at any time made by or on behalf of RJL and shall not be deemed merged in any document or instruction so executed and/or delivered by Guardian.

         8.21 ABSENCE OF QUESTIONABLE PAYMENTS. To the Best Knowledge of the Corporation, neither the Corporation, nor any director, officer, agent, employee or other person acting on any its behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.


SECTION 9: COVENANTS OF GUARDIAN

         9.1 PRESERVATION OF BUSINESS. Until Closing, except as provided for in this Agreement, Guardian shall use its best efforts to:

                  (a) Preserve intact the present business organization of the Corporation;

                  (b) Maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

                  (c) Preserve and protect the goodwill and advantageous relationships of the Corporation with its customers and all other persons having business dealings with the Corporation;

                  (d) Preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of the Corporation; and

                  (e) Comply with all laws applicable to the conduct of its business.

         9.2 ORDINARY COURSE. Until Closing, except as provided for in this Agreement, Guardian shall not, without the prior written consent of RJL:

                  (a) Sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of the property or assets of Guardian or the Subsidiaries; and

                  (b) Incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment.

         9.3 NEGATIVE COVENANTS. Until Closing, except as contemplated by this Agreement or as disclosed in Exhibits to this Agreement, from the date hereof until the Closing Date, unless and until RJL otherwise consents in writing, Guardian and the Subsidiaries will not (a) change or alter the physical contents or character of the inventories of its business, so as to materially affect the nature of the Corporation's business or materially and adversely change the total dollar valuation of such inventories from that reflected on the financial statements referred to in Section 8.5 other than in the ordinary course of business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same or effect any stock split, recapitalization, combination, or reclassification of its capital stock, or reorganization; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled or enter into any employment agreement or consulting agreement; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; (i) enter into any transactions or series of transactions other than in the ordinary course of business; (j) amend or propose to amend its Articles of Incorporation or By-Laws; (j) make any change in accounting methods, principles or practices; (k) authorize capital expenditures or make any acquisition of, or investment in, assets or stock of any other Person; (l) enter into or amend any material contract or agreement other than in the ordinary course of business; (m) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; (n) permit any material insurance policy to be canceled or terminated, except in the ordinary course of business; (o) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person or make any loans or advances; (p) maintain its real and personal properties in as good a state of operating condition and repair as they are on the date of this Agreement, except for ordinary wear and tear or insured casualty in amounts less than $5,000; (q) terminate or modify any material leases, contracts, licenses, and permits or other authorizations or agreements affecting its business or its real and/or personal property, or the operation thereof, or enter into any additional lease or contract requiring expenditure by it of any amount affecting such properties or the operation thereof; or (r) discharge, satisfy or pay any liens, encumbrances, obligations or liabilities relating to it, whether absolute or contingent (including litigation claims), other than liabilities shown on Guardian's Financial Statements and liabilities incurred after the date thereof in the ordinary course of business, and no such discharge, satisfaction or payment shall be effected other than in accordance with the ordinary payment terms relating to the liability discharged, satisfied or paid.

         9.4 ADDITIONAL COVENANTS.

                  (a) Guardian will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property or business of Guardian or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if Guardian shall have set aside on its books adequate reserves therefor and deposited at Closing into an escrow account an amount to cover any such tax, assessment, charge or levy; and provided, further, that Guardian will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. Guardian will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of Guardian;

                  (b) Guardian will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and Guardian will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

                  (c) Guardian will keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion insurance in amounts customary for companies in similar businesses similarly situated; and Guardian will maintain, with financially sound and reputable insurers, insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

                  (d) Guardian will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with its past practices consistently applied;

                  (e) Guardian will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could have a material adverse effect on its business or credit;

                  (f) Guardian shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by Guardian to be necessary to the conduct of its business;

                  (g) Guardian will, consistent with its practices in the ordinary course of business, endeavor to retain its business relationships with its customers and suppliers that it believes to be advantageous; and

                  (h) Guardian shall deliver to RJL copies of its statements of operation and financial condition and similar statements as and when prepared (if at all) in the ordinary course of its business.

         9.5 ACCESS TO BOOKS AND RECORDS, PREMISES, ETC. From the date of this Agreement through the Closing Date, Guardian will grant RJL and its authorized representatives reasonable access to its and the Subsidiaries' books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours for purposes of enabling RJL to fully investigate the business of Guardian and the Subsidiaries. Guardian will also deliver copies of the monthly statements of operations and financial condition for the period subsequent to the latest financial statements to RJL within a reasonable time of such statements becoming available.

         9.6 COMPENSATION. Except as contemplated by this Agreement, Guardian shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of Guardian prior to the Closing Date.

         9.7 NO SOLICITATION.

                  (a) Except in connection with the transactions contemplated by this Agreement, Guardian shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, Guardian or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of Guardian or any of its subsidiaries or any investment banker, attorney or other advisor or representatives of Guardian or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section by Guardian. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or reorganization or other business combination involving Guardian or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or options, rights, warrants or other interests convertible or exercisable for or into such voting securities, or a substantial or material portion of the assets or business of Guardian or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                  (b) Except upon a material breach of this Agreement by RJL or following termination hereof and except for action permitted or contemplated by this Agreement, including a party's right to terminate this Agreement under certain circumstances, neither the Board of Directors of Guardian nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to RJL, the approval or recommendation by such Board of Directors of any such committee of this Agreement or the Exchange or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

                  (c) Guardian promptly shall advise RJL orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry. Guardian will keep RJL fully informed of the status and details of any such takeover proposal or inquiry.

                  (d) The provisions of this Section 9.7 shall not be construed to prevent any investment banker, attorney or other advisor or representative of Guardian to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.


         9.8 DELIVERY OF ADDITIONAL FILINGS; ADDITIONAL ACCESS. Following the execution of this Agreement and until the Closing Date, Guardian shall provide RJL with copies of any and all reports, filings, notices or other information which Guardian may prepare and file with or receive from the Commission, Nasdaq or any other regulatory authority, (and shall give RJL an opportunity to review and comment on any such filings) as well as copies of any pleadings, notices or other filings made in connection with any pending litigation, arbitration, investigation or proceeding in which Guardian or any Subsidiary is party or otherwise involved. Moreover, following the Closing, J. Andrew Moorer and Black Mountain Holdings and its subsidiaries shall assist and make themselves available in connection with the preparation of Guardian's Form 10-QSB for the period ended March 31, 2003, and shall provide access to RJL, Guardian and their respective representatives and auditors to the books and records of Black Mountain Holdings and its subsidiaries as may be reasonably required in connection in the preparation of such report and the conduct of any subsequent audit required with regard to the financial statements of Guardian.

SECTION 10: REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Shareholders severally represent and warrant to Guardian that, as of the date of this Agreement, and as of the date of Closing, the following are true and accurate:

         10.1 SHARE OWNERSHIP. Each Shareholder owns the number of shares of the common stock of RJL, a Delaware corporation, set forth in Exhibit 6.7 hereto which shares are fully paid, non-assessable and will be transferred and assigned to Guardian free and clear of any claims, liens, and encumbrances or other restrictions which would in any way impair their right to effectively sell or transfer such shares. Shareholders represent and warrant that except as set forth on Exhibit 6.7, there are no other Shareholders of RJL and no other persons or entities that have or claim or right to receive shares of equity securities of RJL or that have or claim a right to receive any Exchange Shares in the Exchange provided for in this Agreement.

         10.2 RIGHTS OWNERSHIP. Each Shareholder is the beneficial owner of the equity rights, including, but not limited to, options, warrants, puts and the like, in RJL, as are set forth on Exhibit 6.7 hereto. The rights set forth on
Exhibit 6.7 are owned by Shareholders and will be assigned to Guardian free and clear of any claims, liens, and encumbrances or other restrictions which would in any way impair the entitlements represented thereby.

         10.3 RESTRICTION ON FUTURE TRANSFER. There are no restrictions on the transferability of the shares of RJL common stock being transferred to Guardian imposed by or pursuant to the company's Articles of Incorporation, Bylaws or by any other agreements to which Shareholders or RJL are a party, except for restrictions imposed by or on account of federal and state securities laws.

         10.4 UNREGISTERED STOCK. Shareholders represent that they understand that the Guardian Common Stock and Guardian Preferred Stock (including the common stock issuable upon conversion of the Guardian Preferred Stock) has not been registered for sale under federal or state securities laws and that said securities are being issued to Shareholders pursuant to a claimed exemption from the registration requirements of such laws. Shareholders understand that in order to maintain such exemption they must be acquiring the stock with no view to making a public distribution of said securities; and that they understand that they must bear the economic risk of their investment in the Guardian Common Stock and Guardian Preferred Stock (including the common stock issuable upon conversion of the Guardian Preferred Stock) for a substantial period of time, because the Guardian Common Stock has not been registered under the federal or state securities laws, and, cannot be sold unless subsequently registered under such laws or unless an exemption from such registration is available.

         10.5 STOCK ACQUIRED FOR INVESTMENT; LIMITATIONS ON DISPOSITIONS. Each Shareholder severally represents that he is acquiring the Guardian Common Stock and the Guardian Preferred Stock (including the Guardian common stock issuable upon conversion of the Guardian Preferred Stock) for its own account and for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended. Shareholders agree that the stock will not be offered for sale, sold or otherwise transferred for value and that no transfer thereof will be made by it unless (i) a registration statement with respect thereto has become effective under the Securities Act of 1933, as amended, or (i) there is presented to Guardian an opinion of counsel for Shareholders reasonably satisfactory to Guardian that such registration is not required, or (iii) there is presented to Guardian a letter from the Securities and Exchange Commission (said Commission having been informed of all relevant circumstances) to the effect that in the event the stock is transferred by Shareholders without such registration, the Commission or the staff will not recommend any action. Shareholders further agrees that the stock will not be offered for sale, sold or otherwise transferred unless, in the opinion of legal counsel for Guardian, such sale or disposition does not, and will not, violate any provisions of any other federal or state securities law or regulation. Shareholders consents that any transfer agent of Guardian may be instructed not to transfer any of the stock unless it receives satisfactory evidence of compliance with the foregoing provisions and that there may be endorsed upon any certificates (or instruments issued in substitution therefor), Guardian's regular legend regarding the sale of restricted securities.


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

SECTION 11: TERMINATION

         11.1 TERMINATION. This Agreement may be terminated and abandoned solely as follows:

                  (a) At any time until the Closing Date by the mutual agreement of Guardian and RJL.

                  (b) By any party hereto, if for any reason the parties have failed to close this Agreement on or before June 30, 2003, provided that the party requesting termination is not then in default thereunder.

                  (c) By any party hereof, if the other party shall have breached any representation, warranty or covenant contained in this Agreement and shall have failed to cure such breach within ten (10) days following written notice thereof by the party seeking termination.

                  In the event of any termination pursuant to this Section 11.1(b), (c) or (d), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to all of the other parties hereto.

         11.2 EFFECT OF TERMINATION. If the Exchange is terminated and abandoned as provided for in this Section 11, this Agreement shall forthwith become wholly void and of no effect without liability to any party to this Agreement; provided, however, that no such termination shall terminate or limit the rights of any such terminating party to enforce any remedy otherwise available for any breach hereof.

         11.3 TERMINATION FEE. In the event this Agreement is terminated due to the failure of RJL to (i) deliver the RJL Financial Statements required by
Section 4.1 or (ii) complete the RJL Private Placement pursuant to the provisions of Section 4.3 or (iii) consummate the Diagnos Distributor Agreement pursuant to Section 4.4, then and in such event RJL shall pay to Guardian a termination fee equal to $25,000. In the event this Agreement is terminated due to (i) the failure of Guardian to effect the spin-off contemplated by Section
4.2 prior to Closing (subject to the subsequent registration of the Spin-off Shares under the Securities Act) or (ii) deliver the lock up agreements pursuant to Section 5.5(c)(viii), then and in such event Guardian shall pay to RJL a termination fee equal to $25,000. Such termination fee shall be payable with ten
(10) calendar days following the date of termination. The payment of the termination fee pursuant to this Section 11.3 shall the sole and exclusive remedy of the terminating party with respect to the occurrences giving rise to such payment; provided, however, that this limitation shall not apply in the event of a material breach of this Agreement by a party.

SECTION 12: INDEMNIFICATION

         12.1 INDEMNIFICATION COVENANTS OF GUARDIAN. Subject to the limitations set forth in this Section 12, Guardian shall defend, indemnify, save and keep harmless the RJL and its affiliates, directors, officers, agents, attorneys, accountants, or representatives and their respective successors and permitted assigns (the "RJL Indemnitees"), against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees (collectively, the "Damages") sustained or incurred by any of the RJL Indemnitees as a result of or arising out of or relating to:

                  (a) Any inaccuracy in a representation or breach of a warranty made by the Guardian and in this Agreement or in any document or instrument delivered to RJL in connection with this Agreement; or

                  (b) The failure of the Guardian to comply with, or the breach by the Guardian of, any of the covenants contained in this Agreement or in any document or instrument delivered to RJL in connection with this Agreement, to be performed by the Guardian; or

                  (c) Any Guardian Liability except to the extent that any such liability is expressly assumed by RJL pursuant to this Agreement.

         12.2 INDEMNIFICATION COVENANTS OF RJL. Subject to the limitations set forth in this Section 12, RJL shall defend, indemnify, save and keep harmless Guardian and its affiliates, managers, officers, members, agents, attorneys, accountants or representatives and their respective successors and permitted assigns (the "Guardian Indemnitees"), against and from all Damages sustained or incurred by any of the Guardian Indemnitees as a result of or arising out of or relating to:

                  (a) Any inaccuracy in a representation or breach of a warranty made by RJL in this Agreement or in any document or instrument delivered to the Guardian in connection with this Agreement; or

                  (b) The failure of RJL to comply with, or the breach by RJL of, any of the covenants contained in this Agreement or in any document or instrument delivered to the Guardian in connection with this Agreement, to be performed by RJL.

         12.3 INDEMNIFICATION COVENANTS OF BLACK MOUNTAIN HOLDINGS. Subject to the limitations set forth in this Section 12, Black Mountain Holdings shall defend, indemnify, save and keep harmless Guardian, RJL and their respective affiliates, directors, officers, agents, attorneys, accountants, or representatives and their respective successors and permitted assigns (the "Guardian/RJL Indemnitees"), against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees (collectively, the "Damages") sustained or incurred by any of the Guardian/RJL Indemnitees as a result of or arising out of or relating to:

                  (a) The management or operation of Guardian or any subsidiary thereof prior to Closing; or

                  (b) The spin-off of the shares of Black Mountain Holdings to the spin-off trust as contemplated by Section 4.2 hereinabove; or

                  (c) The registration of the Spin-off Shares under the Securities Act, including but not limited to any untrue statement or alleged untrue statement of a material fact contained in the registration statement or prospectus contained therein covering the registration of the Spin-Off Shares or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

                  (d) Any failure by Black Mountain Holdings to effect the spin-off in accordance with applicable provisions of the Securities Act or applicable state securities laws, or the spin-off trust documents.

         12.4 LIMITATION ON CLAIMS AND LIABILITY.

         Notwithstanding any provision of this Agreement to the contrary, no party shall have liability to indemnify the other and neither party may assert a claim for indemnification for damages suffered by it until and unless the party's claims for damages for which the other party is entitled to indemnification equal or exceed, in the aggregate, the sum of $10,000 (the "Damages Threshold"). Upon a party's cumulative claims for indemnification equaling the Damages Threshold, a party may assert claims for indemnification pursuant to Section 12.45 below for the full amount of such party's damages for which it is entitled to indemnification hereunder.

         12.5 METHOD OF ASSERTING CLAIMS. For purposes of this Section 12.4, the following terms shall be defined as follows:

                  (a) "Claims" shall mean all claims asserted pursuant to this
Section 12, whether or not arising as a result of a Third Party Claim.

                  (b) "Indemnified Person" shall mean any RJL Indemnitee, any Guardian Indemnitee or Guardian/RJL Indemnitees, as the context requires.

                  (c) "Indemnifying Person" shall mean any person obligated to indemnify an Indemnified Person pursuant to this Section 12, as the context requires.

                  (d) "Third Party Claims" shall mean any Claim asserted by any person not a party to this Agreement (including without limitation any Governmental Authority), asserting that an Indemnified Person is liable for monetary or other obligations which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Section 12.

                  (e) All Claims shall be made in writing and shall set forth with reasonable specificity the facts and circumstances of the Claim, as well as the basis upon which indemnification pursuant to this Section 12 is sought. Notwithstanding the foregoing, no delay or failure by any Indemnified Person to provide notification of any Claim shall preclude any Indemnified Person from recovering for Damages pursuant to this Section 12, except to the extent that such delay or failure materially compromises the rights of any Indemnifying Person under this Section 12.

                  (f) Within ten (10) days after receipt by an Indemnifying Person of any notification of a Claim, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume (at the Indemnifying Person's expense) control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnifying Person acknowledges in writing to the Indemnified Person that any Damages that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Section 12. If the Indemnifying Person does not so assume control of such defense, the Indemnified Person shall control such defense, but in so doing shall not waive or limit its right to recover under this Section 12 for any Damages that may be assessed against the Indemnified Person in connection with such action, suit or proceeding. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Person assumes control of such defense, and the Indemnified Person has been advised in writing by outside legal counsel that under the applicable standards of professional conduct, the Indemnifying Person and the Indemnified Person may not be represented by the same counsel with respect to such action, suit or proceeding, the reasonable fees and expenses of one law firm for the Indemnified Person shall be paid by the Indemnifying Person. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Person, which (with respect to an action, suit or proceeding as to which the Indemnifying Person has not elected to assume control of the defense) shall not


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

be unreasonably withheld, conditioned or delayed. The Indemnifying Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld, conditioned or delayed so long as the settlement includes a complete release of the Indemnified Person from all liability and does not contain or contemplate any payment by, or injunctive or other equitable relief binding upon, the Indemnified Person.

SECTION 13: NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         13.1 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Each of the parties hereto recognizes and acknowledges that it has and will have access to certain nonpublic information of the others which shall be deemed the confidential information of the other party (including, but not limited to, business plans, costs, trade secrets, licenses, research projects, profits, markets, sales, customer lists, strategies, plans for future development, financial information and any other information of a similar nature) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of the Companies. Information received by the other party or its representatives shall not be deemed Confidential Information and afforded the protections of this Section 13.1 if, on the Closing Date, such information has been (i) developed by the receiving party independently of the disclosing party,
(ii) rightfully obtained without restriction by the receiving party from a third party, provided that the third party had full legal authority to possess and disclose such information, (iii) publicly available other than through the fault or negligence of the receiving party, (iv) released without restriction by the disclosing party to anyone, including the United States government, (v) properly and lawfully known to the receiving party at the time of its disclosure, as evidenced by written documentation conclusively established to have been in the possession of the receiving party on the date of such disclosure, or (vi) in the opinion of counsel to the party, required to be disclosed under applicable Federal or state securities laws, or the rules of any national securities exchange, Nasdaq, or any over the counter market upon which the securities of the party are then traded. Each of the parties hereto agrees that it shall not disclose, and that it shall use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of the Companies who agree to be bound by this confidentiality agreement. Notwithstanding, a party may use and disclose any such confidential information to the extent that a party may become compelled by Legal Requirements to disclose any such information; provided, however, that such party shall use all reasonable efforts and shall have afforded the other party the opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for any such information compelled to be disclosed. In the event of termination of this Agreement, each party shall use all reasonable efforts to cause to be delivered to the other parties, and to retain no copies of, any documents, work papers and other materials obtained by such party or on such party's behalf during the conduct of the matters provided for in this Agreement, whether so obtained before or after the execution hereof. Each of the parties recognizes and agrees that violation of any of the agreements contained in this Section
13.1 will cause irreparable damage or injury to the parties, the exact amount of which may be impossible to ascertain, and that, for such reason, among others,


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

the parties shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the parties may have against each other. The provisions of this Section 13.1 shall survive any termination of this Agreement.

         13.2 NO PUBLICITY. Until the Closing or the termination of this Agreement in accordance with its terms, neither Guardian nor RJL shall, directly or indirectly, issue any press release, or make any public statement, concerning the transactions contemplated by this Agreement without the prior written consent of Guardian (in the case of such a release or statement by RJL) or of RJL (in the case of such a release or statement by Guardian). This Section 13.2 shall not, however, preclude any party from making any disclosure required by applicable law, and in the event any party, or any officer, director, employee, agent or representative of a party, believes that any press release, public statement or other disclosure is so required, such party will notify and consult with the other parties with respect thereto as promptly as is practicable under the circumstances.

SECTION 14: EXPENSES

         Each of the parties will pay all costs and expenses of its performance and compliance with this Agreement and the transactions contemplated hereby. In no event will any party to this Agreement be liable to any other party for incidental damages, lost profits, income tax consequences, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, or for punitive damages, resulting from the breach of any obligation under this Agreement. The provisions of this Section 14 shall survive any termination hereof.

SECTION 15: MISCELLANEOUS

         15.1 ATTORNEY'S FEES. In any action at law or in equity or in any arbitration proceeding, for declaratory relief or to enforce any of the provisions or rights or obligations under this Agreement, the unsuccessful party to such proceeding, shall pay the successful party or parties all statutorily recoverable costs, expenses and reasonable attorneys' fees incurred by the successful party or parties including without limitation costs, expenses, and fees on any appeals and the enforcement of any award, judgment or settlement obtained, such costs, expenses and attorneys' fees shall be included as part of the judgment. The successful party shall be that party who obtained substantially the relief or remedy sought, whether by judgment, compromise, settlement or otherwise.

         15.2 NO BROKERS. Guardian represents and warrants to RJL and RJL represents and warrants to Guardian, that, except as set forth on Schedule 15.2, neither it nor any party acting on its behalf has incurred any liability, either express or implied, to any "broker," "finder," financial advisor, employee or similar person in respect of any of the transactions contemplated hereby. Guardian agrees to indemnify RJL against, and hold it harmless from, and RJL

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

agrees to indemnify Guardian against, and hold it harmless from, any liability, cost or expense (including, but not limited to, fees and disbursements of counsel) resulting from any agreement, arrangement or understanding made by such party with any third party, including employees of RJL, for brokerage, finders' or financial advisory fees or other commissions in connection with this Agreement or the transactions contemplated hereby. The provisions of this
Section 15.2 shall survive any termination of this Agreement.

         15.3 SURVIVAL AND INCORPORATION OF REPRESENTATIONS. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery thereof for a period of three years from the Closing, and all statements contained in any certificate or other document delivered by any party hereunder or in connection herewith shall be deemed to constitute representations and warranties made by that party to this Agreement.

         15.4 INCORPORATION BY REFERENCE. All Exhibits to this Agreement and all documents delivered pursuant to or referred to in this Agreement are herein incorporated by reference and made a part hereof.

         15.5 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to, or shall, confer any rights or remedies under, or by reason of, this Agreement, on any person other than the parties hereto and their respective and proper successors and assigns and indemnitees. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

         15.6 AMENDMENTS AND WAIVERS. This Agreement may not be amended, nor may compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

         15.7 WAIVER. No waiver of any breach of any one of the agreements, terms, conditions, or covenants of this Agreement by the parties shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this Agreement. The failure of any party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition, or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition, or covenants of this Agreement.

         15.8 GOVERNING LAW - CONSTRUCTION. This Agreement, and the rights and obligations of the respective parties, shall be governed by and construed in accordance with the laws of the State of Delaware. Notwithstanding the preceding sentence, it is acknowledged that each party hereto is being represented by, or has waived the right to be represented by, independent counsel. Accordingly, the parties expressly agree that no provision of this Agreement shall be construed against any party on the ground that the party or its counsel drafted the provision. Nor may any provision of this Agreement be construed against any party on the grounds that party caused the provision to be present.

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

         15.9 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Sections 6 and 8 of this Agreement shall survive the Closing Date and shall remain operative in full force and effect for three years from the date of Closing regardless of any investigation at any time made by or on behalf of either Guardian or RJL and shall not be deemed merged in any document or instrument so executed or delivered by either Guardian or RJL.

         15.10 NOTICES. Any notice, communication, offer, acceptance, request, consent, reply, or advice (herein severally and collectively, for convenience, called "Notice"), in this Agreement provided or permitted to be given, served, made, or accepted by any party or person to any other party or parties, person or persons, hereunder must be in writing, addressed to the party to be notified at the address set forth below, or such other address as to which one party notifies the other in writing pursuant to the terms of this Section 15.10, and must be served by (i) telefax or other similar electronic method, or (i) depositing the same in the United States mail, certified, return receipt requested and postage paid to the party or parties, person or persons to be notified or entitled to receive same, or (iii) delivering the same in person to such party.

         Notice shall be deemed to have been given immediately when sent by telefax and confirmed received or other electronic method and seventy-two hours after being deposited in the United States mail, or when personally delivered in the manner herein above described. Notice provided in any manner not specified above shall be effective only if and when received by the party or parties, person or persons to be, or provided to be notified.

         All notices, requests, demands and other communications required or permitted under this Agreement shall be addressed as set forth below:

         If Guardian, to:   GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                            7439 East Ridgecrest Road
                            Cave Creek, Arizona 85331
                            Fax: (480) 575-9307

         With copy to:      Clifford L. Neuman, Esq.
                            Clifford L. Neuman, P.C.
                            1507 Pine Street
                            Boulder, Colorado 80302
                            Fax: (303) 449-1045


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

         If RJL or Shareholders, to:   RJL MARKETING SERVICES, INC.
                                       9 Mercer Court
                                       Sterling, Virginia 20165
                                       Fax (703) 430-2142

         With copy to:                 Neil R. E. Carr, Esq.
                                       Babirak, Albert, Vangellow & Carr, P.C.
                                       1828 L Street, N.W.
                                       Suite 1000
                                       Washington, D.C. 20036
                                       Fax (202) 318-4486

         Any party receiving a facsimile transmission shall be entitled to rely upon a facsimile transmission to the same extent as if it were an original. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 15.10 for the giving of notice.

         15.11 FAX/COUNTERPARTS. This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same documents. For all evidentiary purposes, any one complete counter set of this Agreement shall be considered an original.

         15.12 CAPTIONS. The caption and heading of various sections and paragraphs of this Agreement are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         15.13 SEVERABILITY. Wherever there is any conflict between any provision of this Agreement and any Governmental Requirement or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

         15.14 GOOD FAITH COOPERATION AND ADDITIONAL DOCUMENTS. The parties shall use their best good faith efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence. Each party covenants and agrees to cooperate in good faith and to enter into and deliver such other documents and papers as the other party reasonably shall require in order to consummate the transactions contemplated hereby, provided in each instance, any such document is in form and substance approved by the parties and their respective legal counsel.


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

         15.15 SPECIFIC PERFORMANCE. The obligations of the parties under Sections 2 and 3 are unique. If either party should default in its obligations under said Section, the parties each acknowledge that it would be extremely difficult and impracticable to measure the resulting damages; accordingly, the non-defaulting party, in addition to any other available rights and remedies, may sue in equity for injunction (mandatory or prohibitive) or specific performance (all without the need to post a bond or undertaking of any nature), and the parties each expressly waive the defense that a remedy at law in damages is adequate.

         15.16 ASSIGNMENT. Neither party may directly or indirectly assign or delegate, by operation of law or otherwise, all or any portion of its/their/his rights, obligations or liabilities under this Agreement without the prior written consent of all other parties, which consent may be withheld in their respective sole and absolute discretion. Any purported assignment or delegation without such consent shall be null and void.

         For purposes of this Section, the term "Agreement" shall include this Agreement and the Exhibits and other documents attached hereto or described in this Section 15.16. This Agreement, and other documents delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, letters of intent, representations, warranties, disclosures, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting that subject matter, including but not limited to the Original Agreement and Plan of Reorganization and the Amendment Agreements entered into by the parties.

         15.17 TIME. Time is of the essence of this Agreement and each of its provisions.




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


         IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

         GUARDIAN:                       GUARDIAN TECHNOLOGIES
                                         INTERNATIONAL, INC., A DELAWARE
                                         CORPORATION


                                         By: /s/ J. Andrew Moorer
                                             -----------------------------------
                                             J. Andrew Moorer, President and CEO


         RJL:                            RJL MARKETING SERVICES, INC.,
                                         A DELAWARE CORPORATION


                                         By: /s/ Robert A. Dishaw
                                             -----------------------------------
                                             Its: President


         BLACK MOUNTAIN HOLDINGS:        Solely with regard to Sections 4.8, 9.8
                                         and 12 of this Agreement:

                                         BLACK MOUNTAIN HOLDINGS, INC., A
                                         DELAWARE CORPORATION


                                         By: /s/ J. Andrew Moorer
                                             -----------------------------------
                                             Its:President


         SHAREHOLDERS:


                                             /s/ Robert A. Dishaw
                                             -----------------------------------
                                             Robert A. Dishaw


                                             /s/ Michael W. Trudnak
                                             -----------------------------------
                                             Michael W. Trudnak



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